HEI Exhibit 4

MASTER TRUST AGREEMENT

Between

HAWAIIAN ELECTRIC INDUSTRIES, INC. AND AMERICAN SAVINGS BANK, F.S.B.

And

FIDELITY MANAGEMENT TRUST COMPANY

HAWAIIAN ELECTRIC INDUSTRIES RETIREMENT SAVINGS PLAN AND AMERICAN SAVINGS BANK 401(k) PLAN MASTER TRUST

Dated as of September 4, 2012

Confidential Information

TABLE OF CONTENTS

Section 1	Definitions	5
Section 2	Trust	9
Section 3	Exclusive Benefit and Reversion of Sponsor Contributions	9
Section 4	Disbursements	9
Section 5	Investment of Trust	10
(a)	Selection of Investment Options	10
(b)	Available Investment Options	10
(c)	Participant Direction	10
(d)	Mutual Funds	11
(i)	Execution of Purchases and Sales	11
(ii)	Voting	11
(iii)	Fidelity Freedom K® Funds	12
(e)	Sponsor Stock	12
(i)	Acquisition Limit	13
(ii)	Fiduciary Duty	13
(iii)	Purchases and Sales of HEI Common Stock	13
(iv)	Execution of Purchases and Sales of Units in the Stock Fund	14
(v)	Securities Law Reports	15
(vi)	Voting and Tender Offers	15
(vii)	General	17
(viii)	Conversion	17
(f)	Participant Loans	17
(g)	Trustee Powers	17
Section 6	Recordkeeping and Administrative Services to Be Performed	18
(a)	General	18
(b)	Accounts	19
(c)	Inspection and Audit	19
(d)	Notice of Plan Amendment	20
(e)	Returns, Reports and Information	20
(f)	Allocation of Interests	20
(g)	Performance Standards	20
Section 7	Compensation and Expenses	21
Section 8	Directions, Indemnification and Data Conditions	21
(a)	Identity of Administrator and Named Fiduciary	21
(b)	Directions from Administrator	21
(c)	Directions from Named Fiduciary or Sponsor	22
(d)	Co-Fiduciary Liability	22
(e)	Indemnification	22
(f)	Data Conditions	23
(g)	Exclusion of Damages	23
Section 9	Resignation or Removal of Trustee; Termination of Agreement	23
(a)	Resignation and Removal	23
(b)	Termination	23
(c)	Notice Period	24
(d)	Transition Assistance	24
(e)	Failure to Appoint Successor	24
Section 10	Successor Trustee	24
(a)	Appointment	24
(b)	Acceptance	24
(c)	Corporate Action	25
Section 11	Resignation, Removal, and Termination Notices	25
Section 12	Duration	25
Section 13	Amendment or Modification	25
Section 14	Electronic Services	25
Section 15	Assignment	26

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Section 16	Proprietary Material	27
Section 17	Force Majeure	27
Section 18	Confidentiality; Safeguarding of Data	27
(a)	Confidential Information	27
(b)	Ownership of Information/Safeguarding Information	27
(c)	Return of Information	28
(d)	Exceptions to Confidential Treatment	28
(e)	No Duty to Disclose	28
(f)	Personal Data	28
(g)	Foreign Data Protection Laws	29
Section 19	Resolution of Disputes	29
(a)	Informal Dispute Resolution	29
(b)	Non-Binding Mediation	29
(c)	Exceptions to Dispute Resolution Procedure	30
Section 20	General	30
(a)	Performance by Trustee, its Agents or Affiliates	30
(b)	Delegation by Participating Employer	30
(c)	Entire Agreement	30
(d)	Waiver	30
(e)	Successors and Assigns	31
(f)	Partial Invalidity	31
(g)	Section Headings	31
(h)	Communications	31
(i)	Content	31
(ii)	Delivery	31
(i)	Survival	31
(j)	Duty to Mitigate Damages	32
(k)	Sponsor Authorization	32
Section 21	No Assignment or Alienation of Benefits	33
Section 22	Governing Law	33
(a)	Massachusetts Law Controls	33
(b)	Trust Agreement Controls	33
(c)	Situs of Trust	33
Section 23	Compliance with Laws	33
Section 24	Plan Qualification	33
SCHEDULES
SCHEDULE A — Administrative Services		35
SCHEDULE B — Fee Schedule		42
SCHEDULE B-1 - Procedures Governing Revenue Credit Account		49
SCHEDULE C — Investment Options		51
SCHEDULE D — Available Liquidity Procedures for Unitized Stock Fund		53
SCHEDULE E — Dividend Pass-Through Program Operating Procedures for Processing Dividends		54
SCHEDULE F — Performance Standards		56

iii

MASTER TRUST AGREEMENT, dated as of September 4, 2012 (“Effective Date”), between HAWAIIAN ELECTRIC INDUSTRIES, INC. (“HEI”), a Hawaii corporation, and AMERICAN SAVINGS BANK, F.S.B. (“ASB”), a federal savings bank and wholly owned indirect subsidiary of HEI, (collectively and individually, the “Sponsor”), having principal executive offices at 1001 Bishop Street, Suite 2900, Honolulu, Hawaii 96813 and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the “Trustee”).

WITNESSETH:

WHEREAS, the Sponsor is the sponsor of the Hawaiian Electric Industries Retirement Savings Plan and the American Savings Bank 401(k) Plan, as amended from time to time (collectively and individually, the “Plan”); and

WHEREAS, the Plan is intended to comply with the requirements of sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended, and Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and

WHEREAS, the Plan is intended to be a plan described in section 404(c) of ERISA, under which the fiduciaries of the Plan may be relieved from liability for any loss, or with respect to any breach of Part 4, Title I of ERISA, that is the direct and necessary result of a Participant’s or beneficiary’s exercise of control over the investments in his or her individual account; and

WHEREAS, certain affiliates and subsidiaries of the Sponsor may in the future maintain other tax-qualified defined contribution retirement plans that are subject to Title I of ERISA for the benefit of their eligible employees; and

WHEREAS, the Sponsor and the Trustee have heretofore entered into a master trust agreement dated February 1, 2000, as amended from time to time, for the custody and investment of Plan assets; and

WHEREAS, the Sponsor wishes to continue the master trust by amending and restating the master trust agreement in its entirety; and

WHEREAS, the Trustee is willing to continue to hold the aforesaid Plan assets in trust for the exclusive benefit of Participants and their beneficiaries pursuant to the provisions of this amended and restated Master Trust Agreement, and the Trustee is willing to invest the Plan assets held in trust among several investment options selected by the Named Fiduciary (as defined herein); and

WHEREAS, the Trustee shall maintain a separate account reflecting the equitable share of each Plan in the Trust, as defined herein, and in all investments, receipts, disbursements and other transactions hereunder, and shall report the value of such equitable share at such times as may be mutually agreed upon by the Trustee and the Sponsor.  Such equitable share shall be used solely for the payment of benefits, expenses and other charges properly allocable to each such Plan and shall not be used for the payment of benefits, expenses or other charges properly allocable to any other Plan; and

WHEREAS, the Sponsor also wishes to have the Trustee continue to perform certain ministerial recordkeeping and administrative functions for the Plan; and

WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are ministerial in nature and are provided within a framework of Plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator (as defined herein).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

Section 1               Definitions

The following terms as used in this Trust Agreement have the meaning indicated unless the context clearly requires otherwise:

(a)                                 “Administrator”

“Administrator” means HEI with respect to the HEIRS Plan and the PIC (as defined herein) with respect to the ASB 401(k) Plan, or such other committee, individual or entity that is so designated by the terms of the Plan.  The Sponsor shall notify the Trustee in writing of any change in the Administrator.

(b)                                 “Agreement”

“Agreement” means this Master Trust Agreement, and the Schedules and Exhibits attached hereto, as the same may be amended and in effect from time to time.

(c)                                  “ASB”

“ASB” means American Savings Bank, F.S.B., a federal savings bank.

(d)                                 “ASB 401(k) Plan”

“ASB 401(k) Plan” means the American Savings Bank 401(k) Plan, as such may be amended from time to time.

(e)                                  “Available Liquidity”

“Available Liquidity” means the amount of short-term investments held in the Stock Fund, decreased by any outgoing cash for expenses then due, payables for loan principal and obligations for pending stock purchases, and increased by incoming cash (such as contributions, exchanges in, loan repayments) and, to the extent credit is available and allocable to the Stock Fund, receivables for pending stock sales.

(f)                                   “Business Day”

“Business Day” means each day the NYSE is open.  The closing of a Business Day shall mean the NYSE’s normal closing time of 4:00 p.m. (ET), however, in the event the NYSE closes before such time or alters its closing time, all references to the NYSE closing time shall mean the actual or altered closing time of the NYSE.

(g)                                 “Closing Price”

“Closing Price” means either (1) the closing price of Sponsor Stock on the principal national securities exchange on which the Sponsor Stock is traded or, in the case of stock traded over the counter, the last sale price of the day; or, if (1) is unavailable, (2) the latest available price as reported by the principal national securities exchange on which the Sponsor Stock is traded or, for an over the counter stock, the last bid price prior to the close of the NYSE (generally 4:00 p.m.(ET)).

(h)                                 “Code”

“Code” means the Internal Revenue Code of 1986, as it has been or may be amended from time to time.

(i)                                    “EDT”

“EDT” means electronic data transfer.

(j)                                    “Electronic Services”

“Electronic Services” means communications and services made available via electronic media.

(k)                                 “ERISA”

“ERISA” means the Employee Retirement Income Security Act of 1974, as it has been or may be amended from time to time.

(l)                                    “External Account Information”

“External Account Information” means account information, including retirement savings account information, from third party websites or other websites maintained by Fidelity or its affiliates.

(m)                             “FBSLLC”

“FBSLLC” means Fidelity Brokerage Services LLC.

(n)                                 “Fidelity Mutual Fund”

“Fidelity Mutual Fund” means any investment company advised by Fidelity Management & Research Company or any of its affiliates.

(o)                                 “Fidelity Plan Sponsor Webstation®”

“Fidelity Plan Sponsor Webstation®” (“PSW®”) means the graphical Windows-based application that provides current Plan and Participant information including indicative data, account balances, activity and history.

(p)                                 “FIFO”

“FIFO” means First In First Out.

(q)                                 “FIIOC”

“FIIOC” means Fidelity Investments Institutional Operations Company, Inc.

(r)                                  “HEI”

“HEI” means Hawaiian Electric Industries, Inc., a Hawaii corporation.

(s)                                   “HEIRS Plan”

“HEIRS Plan” means the Hawaiian Electric Industries Retirement Savings Plan, as such may be amended from time to time.

(t)                                    “In Good Order”

“In Good Order” means in a state or condition acceptable to the Trustee in its sole discretion, which the Trustee determines is reasonably necessary for accurate execution of the intended transaction.

(u)                                 “IRS”

“IRS” means the Internal Revenue Service.

(v)                                 “Losses”

“Losses” means any and all loss, damage, penalty, liability, cost and expense, including, without limitation, reasonable attorney’s fees and disbursements.

(w)                               “Mutual Fund”

“Mutual Fund” refers both to Fidelity Mutual Funds and Non-Fidelity Mutual Funds.

(x)                                 “Named Fiduciary”

“Named Fiduciary” means the Hawaiian Electric Industries, Inc. Pension Investment Committee, a fiduciary who is named in the Plan, or who, pursuant to a procedure specified in the Plan, is identified as a fiduciary by the Sponsor, in accordance with Section 402(a)(2) of ERISA, or, otherwise, the Sponsor.  The Sponsor shall notify the Trustee in writing of any change in the Named Fiduciary.

(y)                                 “NAV”

“NAV” means Net Asset Value.

(z)                                  “NFSLLC”

“NFSLLC” means National Financial Services LLC.

(aa)                          “Non-Fidelity Mutual Fund”

“Non-Fidelity Mutual Fund” means certain investment companies not advised by Fidelity Management & Research Company or any of its affiliates.

(bb)        “NYSE”

“NYSE” means the New York Stock Exchange.

(cc)                            “Participant”

“Participant” means, with respect to the Plan, any employee, former employee or alternate payee with an account under the Plan, which has not yet been fully distributed and/or forfeited, and shall include the designated beneficiary(ies) with respect to the account of any deceased employee, former employee, or alternate payee until such account has been fully distributed and/or forfeited.

(dd)                          “PIC”

“PIC” means the Hawaiian Electric Industries, Inc. Pension Investment Committee.

(ee)                            “PIN”

“PIN” means personal identification number.

(ff)                              “Plan”

“Plan” means the HEIRS Plan and the ASB 401(k) Plan, as they may be amended from time to time, (collectively and individually, the “Plan”) and such other tax-qualified, defined contribution plans which are maintained by the Sponsor or any of its subsidiaries or affiliates for the benefit of their eligible employees as may be designated by the Sponsor in writing to the Trustee as a Plan hereunder.  Each reference to “a Plan” or “the Plan” in this Agreement shall mean and include the Plan or Plans to which the particular provision of this Agreement is being applied or all Plans, as the context may require.

(gg)                          “Plan Administration Manual”

“Plan Administration Manual” means the document which sets forth the administrative and recordkeeping duties and procedures to be followed by the Trustee in administering the Plan, as such document may be amended and in effect from time to time.

(hh)                          “Reporting Date”

“Reporting Date” means the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date as of which the Trustee resigns or is removed or the Agreement terminates pursuant to Section 9 hereof.

(ii)                                “SEC”

“SEC” means the U.S. Securities and Exchange Commission.

(jj)                                “Specified Hierarchy”

“Specified Hierarchy” means the Stock Fund processing order set forth in Schedule D, that gives precedence to distributions, loans and withdrawals, and otherwise on a FIFO basis.

(kk)                          “Sponsor”

“Sponsor” means HEI with respect to the HEIRS Plan and ASB with respect to the ASB 401(k) Plan, (collectively and individually, the “Sponsor”) or any successor of the respective entity to all or substantially all of the respective entity’s businesses which, by agreement, operation of law or otherwise, assumes the responsibility of the Sponsor under this Agreement.

(ll)                                “Sponsor Stock”

“Sponsor Stock” means the common stock of HEI, or such other publicly traded stock of the Sponsor, or such other publicly traded stock of the Sponsor’s affiliates as meets the requirements of section 407(d)(5) of ERISA with respect to the Plan.

(mm)                  “Stock Fund”

“Stock Fund” means the investment option consisting of Sponsor Stock or primarily of Sponsor Stock and cash or short term liquid investments.

(nn)                          “Trust”

“Trust” means the Hawaiian Electric Industries Retirement Savings Plan and American Savings Bank 401(k) Plan Master Trust, being the trust maintained by the Sponsor and the Trustee pursuant to the provisions of this Agreement.

(oo)                          “Trustee”

“Trustee” means Fidelity Management Trust Company, a Massachusetts trust company and any successor to all or substantially all of its trust business as described in Section 10(c).  The term Trustee shall also include any successor trustee appointed pursuant to Section 10 to the extent such successor agrees to serve as Trustee under this Agreement.

(pp)                          “VRS”

“VRS” means Voice Response System.

Section 2               Trust

The Sponsor hereby continues the Trust with the Trustee pursuant to the terms of this amended and restated Master Trust Agreement.  The Trust consists of such Plan assets held by the Trustee for the Plan at 12:00 a.m. on the Effective Date, and shall include such additional sums of money, Sponsor Stock or other property acceptable to the Trustee in its sole discretion, as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income.  The Trustee hereby accepts the ongoing Trust on the terms and conditions set forth in this Agreement.  In accepting this ongoing Trust, the Trustee shall be accountable for the assets held and received by it, subject to the terms and conditions of this Agreement.  The Sponsor and Named Fiduciary retain the right to hold other Plan assets in a trust or insurance contract which shall be separate and apart from this Trust, and the Trustee shall have no responsibilities with respect to such trust or insurance contract except as specifically set forth herein.

Section 3               Exclusive Benefit and Reversion of Sponsor Contributions

Except as permitted under ERISA and/or other applicable law, no part of the Trust allocable to a Plan may be used for, or diverted to, purposes other than the exclusive benefit of the Participants in the Plan or their beneficiaries or the reasonable expenses of Plan administration.  No assets of the Plan shall revert to the Sponsor, except as specifically permitted by the terms of the Plan and ERISA.

Section 4               Disbursements

The Trustee shall make disbursements as directed by the Participant or the Administrator, as applicable, in accordance with the provisions of the Plan Administration Manual.  The Trustee shall have no responsibility to ascertain any direction’s compliance with the terms of the Plan (except to the extent the terms of the Plan have been communicated to the Trustee in writing) or of any applicable law (unless it is clear on the direction’s face that the actions to be taken under the direction would be contrary to ERISA or federal securities laws) or the direction’s effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.  The Trustee shall not be required to make any disbursement under a Plan in excess of the net realizable value of the assets of the Trust allocable to such Plan at the time of the disbursement.

For the purposes of this Agreement, where any Plan distribution exceeds the benefit due a Participant, the Participant shall be required to repay such amounts, and the Plan shall not be deemed to have incurred any loss in connection with any overpayment unless and until it has been determined that the Participant will not restore such amounts to the Plan.  Consistent with the foregoing, the Trustee and Sponsor shall cooperate in making commercially reasonable attempts to recover such overpayment from the Participant prior to either the Trustee or the Sponsor restoring such amount to the Plan, provided that the reasonable expenses and fees incurred in such collection efforts shall be the responsibility of the party that caused the error.

Section 5               Investment of Trust

(a)                                 Selection of Investment Options

The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

(b)                                 Available Investment Options

The Named Fiduciary with respect to the Plan shall direct the Trustee as to the investment options in which the Trust shall be invested.  The investment options selected by the Named Fiduciary as of the Effective Date are identified on Schedule C attached hereto.  The Trustee shall be responsible for providing services under this Agreement solely with respect to those investment options set forth on Schedule C, which have been designated by the Named Fiduciary in its sole discretion and with respect to such other or different investment options as are designated by the Named Fiduciary, accepted by the Trustee in writing and reflected on an amended Schedule C.  Although the Named Fiduciary retains sole discretion as to the investment options for the Plan, the Trustee shall not, absent its written consent, be required to provide services with respect to other investment options that the Named Fiduciary seeks to add to the Trust.  Except where stated otherwise in this Agreement by explicit reference to Plan assets being held outside the Trust, all obligations of the Trustee hereunder (including all services to be performed by the Trustee) with respect to the Plan shall be performed solely with respect to the investment options set forth on Schedule C (as amended by mutual agreement), and no other investments that may be held under a separate trust or insurance product with respect to the Plan shall be considered by the Trustee in its performance of such obligations. The Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets that are invested in stable value investments managed by the Trustee or collective investment funds maintained by the Trustee for qualified plans to the extent any such investments are listed on Schedule C (as amended by mutual agreement) as investment options.

(c)                                  Participant Direction

As authorized under the Plan, each Participant shall direct the Trustee in which investment option(s) to invest the assets in the Participant’s individual accounts.  Such directions may be made by Participants by use of the telephone exchange system, the Internet or in such other manner as may be agreed upon from time to time by the Sponsor and the Trustee, and shall be processed in accordance with fund exchange provisions set forth in the Plan Administration Manual.  The Trustee shall not be liable for any loss or expense that arise from a Participant’s exercise or non-exercise of rights under this Section 5 over the assets in the Participant’s accounts.  In the event that the Trustee fails to receive a proper direction from the Participant, the assets shall be invested in the investment option set forth for such purpose on Schedule C, until the Trustee receives a proper direction.

(d)                                 Mutual Funds

On the Effective Date, in lieu of receiving a printed copy of the prospectus for each Fidelity Mutual Fund selected by the Named Fiduciary as a Plan investment option or short-term investment fund, the Named Fiduciary hereby consents to receiving such documents electronically.  The Named Fiduciary shall access each prospectus on the Internet after receiving notice from the Trustee that a current version is available online at a website maintained by the Trustee or its affiliate.  The Trustee represents that on the Effective Date, a current version of each such prospectus is available at http://www.fidelity.com/workplacedocuments or such successor website as the Trustee may notify the Named Fiduciary of in writing from time to time.  The Named Fiduciary represents that it has accessed/will access each such prospectus at http://www.fidelity.com/workplacedocuments or such successor website as the Trustee may notify the Named Fiduciary of in writing from time to time as of the Effective Date.

Trust investments in Mutual Funds shall be subject to the following limitations:

(i)                                     Execution of Purchases and Sales

Purchases and sales of Mutual Funds (other than for exchanges) shall be made on the date on which the Trustee receives from the Participant and/or Administrator, as applicable, In Good Order all information, documentation and wire transfer of funds necessary to accurately effect such transactions.  Exchanges of Mutual Funds shall be processed in accordance with the fund exchange provisions set forth in the Plan Administration Manual.

(ii)                                  Voting

At the time of mailing of notice of each annual or special stockholders’ meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Participant who has shares of such Mutual Fund credited to the Participant’s accounts, together with a voting direction form for return to the Trustee or its designee.  The Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the Participant’s accounts (both vested and unvested).  The Trustee shall vote the shares as directed by the Participant.  The Trustee shall not vote shares for which it has received no directions from the Participant.

The Named Fiduciary shall have the right to direct the Trustee as to the manner in which the Trustee is to vote any Mutual Funds shares held in a short-term investment fund for liquidity reserve.  The Trustee shall not vote any Mutual Fund shares held in a short-term investment fund for liquidity reserve for which the Trustee has received no directions from the Named Fiduciary.

With respect to all rights other than the right to vote, the Trustee shall follow the directions of the Participant and if no such directions are received, the directions of the Named Fiduciary.  The Trustee shall have no further duty to solicit directions from Participants or the Named Fiduciary.

(iii)                               Fidelity Freedom K® Funds

The Sponsor hereby acknowledges that eligibility for the Fidelity Freedom K® Funds is subject to certain business requirements, which may change from time to time, but would ordinarily include, but is not limited to, a requirement that the Sponsor has at least $20 million in total defined contribution plan assets record-kept at Fidelity.  The Sponsor further understands that in the event such business requirements are not met, the Plan may no longer be eligible for Fidelity Freedom K® Funds.  The Trustee shall provide notice to the Sponsor if the Plan is no longer eligible for Fidelity Freedom K® Funds.  If the Plan is no longer eligible, such positions will be liquidated and the proceeds will be invested at the direction of the Named Fiduciary.  The timing of such liquidation will be mutually agreed upon by the Sponsor and the Trustee but shall in no event be permitted to extend more than ninety (90) days past the Trustee’s notice of ineligibility.

(e)                                  Sponsor Stock

Trust investments in HEI common stock shall be made via the Stock Fund.  Investments in the Stock Fund shall consist primarily of shares of HEI common stock.  The Stock Fund shall also include a target range of cash or short-term liquid investments, in accordance with this paragraph, in amounts designed to satisfy daily Participant exchange or withdrawal requests.  Such holdings will include Colchester Street Trust: Money Market Portfolio: Class I or such other Mutual Fund or commingled money market pool as agreed to in writing by the Sponsor or Named Fiduciary and the Trustee.  As of the Effective Date, the target range of cash and short-term liquid investments is 2%, ±0.2%, and may be changed as agreed to in writing between the Sponsor or Named Fiduciary and the Trustee via letter of direction.  Subject to its ability to execute open-market trades in HEI common stock or to otherwise trade with the Sponsor, the Trustee shall be responsible for ensuring that the short-term investments held in the Stock Fund fall within the agreed-upon range over time.  Each Participant’s proportional interest in the Stock Fund shall be measured in units of participation, rather than shares of HEI common stock.  Such units shall represent a proportionate interest in all of the assets of the Stock Fund, which includes shares of HEI common stock, short-term investments and at times, receivables and payables (such as receivables and payables arising out of unsettled stock trades).  The Trustee shall determine a NAV for each unit outstanding of the Stock Fund.  Valuation of the Stock Fund shall be based upon: (a) the Closing Price at the end of each Business Day or, if not available, (b) the price determined in good faith by the Trustee.  The NAV shall be adjusted for gains or losses realized on sales of HEI common stock, appreciation or depreciation in the value of those shares owned, and interest on the short-term investments held by the Stock Fund, payables and receivables for pending stock trades, receivables for dividends not yet distributed, and payables for other expenses of the Stock Fund, including principal obligations, if any, and expenses that, pursuant to Sponsor direction, the Trustee accrues or pays from the Stock Fund.

Dividends on shares of HEI common stock held in the Stock Fund shall be: (A) paid to Participants in cash; or (B) retained by the Trustee in the Stock Fund and used to allocate additional units of such Stock Fund to the accounts of Participants who have elected to have dividends reinvested.  In the absence of valid Participant direction to the contrary, the Participant shall be deemed to have directed the Trustee to reinvest the Participant’s dividend in additional shares of the Stock Fund, and the Named Fiduciary directs the Trustee to reinvest the Participant’s dividend accordingly.  The Trustee shall pay out or reinvest the dividend in accordance with Schedule E, attached hereto.

(i)                                     Acquisition Limit

Pursuant to the Plan, the Trust may be invested in HEI common stock to the extent necessary to comply with investment directions by Participants and beneficiaries in accordance with this Agreement.  The Sponsor shall be responsible for providing specific direction on any acquisition limits required by the Plan or applicable law.

(ii)                                  Fiduciary Duty

(A)          The Named Fiduciary is responsible for offering the Stock Fund as an investment option under the Plan.  The Trustee shall not be liable for any loss or expense which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of HEI common stock, unless the recipient of the direction knew or should have known that the actions to be taken under those directions would be prohibited by ERISA or would be contrary to the terms of this Agreement.

(B)          Each Participant with an interest in the Stock Fund is, for purposes of this section 5(e)(ii), hereby designated as a “named fiduciary” (within the meaning of section 402(a)(2) of ERISA), with respect to the units allocated to his or her account that were not purchased at his or her direction, and shall have the right to direct the Trustee as to the manner in which the Trustee is to vote or tender shares of HEI common stock attributable to the Participant’s interest in the Stock Fund, including the right to direct the Trustee’s conduct, in accordance with Section 5(e)(vi) below, by his or her failure to respond within the required time frame.

(iii)                               Purchases and Sales of HEI Common Stock

Unless otherwise directed by the Sponsor in writing pursuant to directions that the Trustee can administratively implement, the following provisions shall govern purchases and sales of HEI common stock.

(A)          Open Market Purchases and Sales.  Purchases and sales of HEI common stock shall be made on the open market in accordance with the Trustee’s standard trading guidelines, as they may be amended by the Trustee from time to time, as necessary to honor exchange and withdrawal activity and to maintain the target cash percentage and drift allowance for the Stock Fund, provided that:

(1)           If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

(2)           If the Trustee is prohibited by the SEC, the NYSE or principal exchange on which the HEI common stock is traded, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day, then, under the circumstances set forth in either (1) or (2), the Trustee shall purchase or sell such shares as soon thereafter as administratively feasible.

(B)          Purchases and Sales from or to Sponsor.  If directed by the Sponsor in writing prior to the trading date, the Trustee may purchase or sell HEI common stock from or to the Sponsor if the purchase or sale is for adequate consideration (within the meaning of section 3(18) of ERISA) and no commission is charged.  If Sponsor contributions (employer) or contributions made by the Sponsor on behalf of the Participants (employee) under the Plan are to be invested in HEI common stock, the Sponsor may transfer HEI common stock in lieu of cash to the Trust.  In either case, the number of shares to be transferred will be determined by dividing the total amount of HEI common stock to be purchased or sold by the Closing Price on the trading date.  No fractional shares will be purchased or sold.

(C)          Use of an Affiliated Broker.  The Named Fiduciary hereby directs the Trustee to use Fidelity Capital Markets, a division of NFSLLC, to provide brokerage services in connection with any purchase or sale of HEI common stock on the open market, except in circumstances where the Trustee has determined, in accordance with its standard trading guidelines or pursuant to Sponsor direction, to seek expedited settlement of the trades.  Fidelity Capital Markets shall execute such directions directly or through any of its affiliates.  Fidelity Capital Markets or its affiliate shall seek best execution in provision of brokerage services in connection with the purchase and sale of Sponsor Stock.  The provision of brokerage services shall be subject to the following:

(1)           The Trustee will provide the Named Fiduciary with periodic reports which summarize all securities transaction-related charges incurred with respect to trades of HEI common stock for the Plan.

(2)           Any successor organization of Fidelity Capital Markets, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this direction provision.

(3)           The Trustee and Fidelity Capital Markets shall continue to rely on this direction provision until notified to the contrary.  The Named Fiduciary reserves the right to terminate this direction upon written notice to Fidelity Capital Markets (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

(iv)                              Execution of Purchases and Sales of Units in the Stock Fund

Unless otherwise directed in writing pursuant to directions that the Trustee can administratively implement, purchases and sales of units in the Stock Fund shall be made as follows:

(A)          Subject to subparagraphs (B) and (C) below, purchases and sales of units in the Stock Fund (other than for exchanges) shall be made on the date on which the Trustee receives from the Participant and/or Administrator, as applicable, In Good Order all information, documentation, and wire transfers of funds necessary to accurately effect such transactions.  Exchange transaction requests received before the close of the market (generally 4:00 p.m. (ET)) on any Business Day will receive that day’s trade date if Available Liquidity is sufficient to honor the trade after Specified Hierarchy rules are applied.  Requests received after the close of the market on any Business Day (or on any day other than a Business Day) will be processed on a next Business Day basis, subject to Available Liquidity for such day after application of Specified Hierarchy rules.

(B)          Aggregate sales of units in the Stock Fund on any day shall be limited to the Stock Fund’s Available Liquidity for that day.  In the event that the requested sales exceed the Available Liquidity, then transactions shall be processed giving precedence to distributions, loans and withdrawals, and otherwise on a FIFO basis, as provided in Schedule D (the “Specified Hierarchy”).  So long as the Stock Fund is open for such transactions, sales of units that are requested but not processed on a given day due to insufficient Available Liquidity shall be suspended until Available Liquidity is sufficient to honor such transactions in accordance with the Specified Hierarchy.

(C)          The Trustee shall close the Stock Fund to sales or purchases of units, as applicable, on any date on which trading in HEI common stock has been suspended or substantial purchase or sale orders are outstanding and cannot be executed.

(v)                                 Securities Law Reports

HEI shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust’s ownership of HEI common stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of HEI common stock pending the filing of any report.  The Trustee shall provide to the Sponsor such information on the Trust’s ownership of HEI common stock as the Sponsor may reasonably request in order to comply with Federal or state securities laws.

(vi)                              Voting and Tender Offers

Notwithstanding any other provision of this Agreement, the provisions of this Section shall govern the voting and tendering of HEI common stock.  The Sponsor shall pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of HEI common stock.  The Trustee, after consultation with the Sponsor, shall prepare the necessary documents associated with the voting and tendering of HEI common stock.

(A)          Voting

(1)           When the issuer of HEI common stock prepares for any annual or special meeting, the Sponsor shall notify the Trustee at least thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee.  If requested by the Trustee, the Sponsor shall certify to the Trustee that the aforementioned materials represent the same information that is distributed to shareholders of HEI common stock.  Based on these materials, the Trustee shall prepare a voting instruction form, and the Trustee shall provide to each Participant with an interest in HEI common stock held in the Trust a copy of all proxy solicitation materials together with the foregoing voting instruction form to be returned to the Trustee or its designee.  The form shall show the proportional interest in the number of full and fractional shares of HEI common stock credited to the Participant’s accounts held in the Stock Fund.

(2)           Each Participant with an interest in the Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of HEI common stock reflecting such Participant’s proportional interest in the Stock Fund (both vested and unvested).  Directions from a Participant to the Trustee concerning the voting of HEI common stock shall be communicated in writing, or by such other means as is agreed upon by the Trustee and the Sponsor.  These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee’s services hereunder.  Upon its receipt of the directions, the Trustee shall vote the shares of HEI common stock reflecting the Participant’s proportional interest in the Stock Fund as directed by the Participant.  Except as otherwise required by law, the Trustee shall vote shares of HEI common stock credited to a Participant’s account for which it has received no direction from the Participant in the same proportion on each issue as it votes those shares credited to Participants’ accounts for which it has received voting directions from Participants.  The voting instruction form shall inform each Participant how shares of HEI common stock for which the Trustee does not receive Participant direction will be voted.

(3)           Except as otherwise required by law, the Trustee shall vote that number of shares of HEI common stock not credited to Participants’ accounts in the same proportion on each issue as it votes those shares credited to Participants’ accounts for which it received voting directions from Participants.

(B)          Tender Offers

(1)           Upon commencement of a tender offer for any securities held in the Trust that are HEI common stock, the Sponsor shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee.  The Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of HEI common stock.  Based on these materials, the Trustee shall prepare a tender instruction form, and the Trustee shall provide to each Participant with an interest in HEI common stock held in the Trust a copy of all tender materials together with the foregoing tender instruction form to be returned to the Trustee or its designee.  The tender instruction form shall show the number of full and fractional shares of HEI common stock that reflect the Participant’s proportional interest in the Stock Fund (both vested and unvested).

(2)           Each Participant with an interest in the Stock Fund shall have the right to direct the Trustee to tender or not to tender some or all of the shares of HEI common stock reflecting such Participant’s proportional interest in the Stock Fund (both vested and unvested).  Directions from a Participant to the Trustee concerning the tender of HEI common stock shall be communicated in writing, or by such other means as is agreed upon by the Trustee and the Sponsor.  These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee’s services hereunder.  However, the Trustee will provide to the Sponsor, as reasonably requested by the Sponsor, periodic reports indicating the number of shares tendered and not tendered.  The Trustee shall tender or not tender shares of HEI common stock as directed by the Participant.  Except as otherwise required by law, the Trustee shall not tender shares of HEI common stock reflecting a Participant’s proportional interest in the Stock Fund for which it has received no direction from the Participant.  The tender instruction form shall inform Participants that a Participant who does not provide direction to the Trustee with respect to the tendering of HEI common stock shall be deemed by the Participant’s silence to have directed the Trustee not to tender HEI common stock attributable to the Participant’s interest in the Stock Fund.

(3)           Except as otherwise required by law, the Trustee shall tender that number of shares of HEI common stock not credited to Participants’ accounts in the same proportion as the total number of shares of HEI common stock credited to Participants’ accounts for which it has received instructions from Participants.

(4)           A Participant who has directed the Trustee to tender some or all of the shares of HEI common stock reflecting the Participant’s proportional interest in the Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the Participant’s proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline.  Prior to the withdrawal deadline, if any shares of HEI common stock not credited to Participants’ accounts have been tendered, the Trustee shall redetermine the number of shares of HEI common stock that would be tendered under Section 5(e)(vi)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of HEI common stock not credited to Participants’ accounts necessary to reduce the amount of tendered HEI common stock not credited to Participants’ accounts to the amount so redetermined.  A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

(5)          A direction by a Participant to the Trustee to tender shares of HEI common stock reflecting the Participant’s proportional interest in the Stock Fund shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of the Participant’s withdrawable shares.  The Trustee shall credit to each proportional interest of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of HEI common stock tendered from that interest.  Pending receipt of directions from the Participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in Schedule C.

(vii)                           General

With respect to all shareholder rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of HEI common stock, the Trustee shall follow the directions of the Participant and, if no such directions are received, the directions of the Sponsor or Named Fiduciary.

(viii)                        Conversion

All provisions in this Section 5(e) shall also apply to any securities received as a result of a conversion of HEI common stock.

(f)                                   Participant Loans

Loans shall be processed and administered in accordance with the Plan Administration Manual.  The Administrator shall act as the Trustee’s agent with regard to loans and as such shall (i) separately account for repayments of such loans and clearly identify such assets as Plan assets; and (ii) collect and remit all principal and interest payments to the Trustee.  To the extent that the Participant is required to submit loan documentation to the Administrator for approval prior to the issuance of a loan, the Administrator shall also be responsible for (i) holding physical custody of and keeping safe the notes and other loan documents; and (ii) canceling and surrendering the notes and other loan documentation when a loan has been paid in full.

To facilitate recordkeeping, the Trustee may destroy the original of any proceeds check (including the promissory note) made in connection with a loan to a Participant under the Plan, provided that the Trustee or its agent first creates a duplicate by a photographic or optical scanning or other process yielding a reasonable facsimile of the proceeds check (including the promissory note) and the Participant’s signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original.

(g)                                 Trustee Powers

The Trustee shall have the following powers and authority:

(i)        Subject to subsections (b), (c) and (e) of this Section 5, to sell, exchange, convey, transfer or otherwise dispose of any property held in the Trust, by private contract or at public auction.  No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency or propriety of any such sale or other disposition.

(ii)       To cause any securities or other property held as part of the Trust to be registered in the Trustee’s own name, in the name of one or more of its nominees or in the Trustee’s account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

(iii)     To keep that portion of the Trust in cash or cash balances as the Named Fiduciary or Administrator may, from time to time, deem to be in the best interest of the Trust.

(iv)      To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

(v)       To borrow funds from a bank not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in the Stock Fund in a timely fashion; provided that the cost of such borrowing shall be allocated to the Stock Fund.  The Sponsor acknowledges that it has received the disclosure on the Trustee’s line of credit program and credit allocation policy and a copy of the text of Prohibited Transaction Exemption 2002-55 prior to executing this Agreement if applicable.

(vi)      To settle, compromise or submit to arbitration any claims, debts or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay from the Trust all reasonable expenses arising from any such action if not paid by the Sponsor.

(vii)    To employ legal, accounting, clerical and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

(viii)   To invest all or any part of the assets of the Trust in investment contracts and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in any collective investment trust or group trust, including any collective investment trust or group trust maintained by the Trustee, which then provides for the pooling of the assets of plans described in section 401(a) and exempt from tax under section 501(a) of the Code, or any comparable provisions of any future legislation that amends, supplements, or supersedes those sections, provided that such collective investment trust or group trust is exempt from tax under the Code or regulations or rulings issued by the Internal Revenue Service.  The provisions of the document governing such collective investment trusts or group trusts, as it may be amended from time to time, shall govern any investment therein and are hereby made a part of this Trust Agreement.

(ix)      To do all other acts, although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

Section 6                 Recordkeeping and Administrative Services to Be Performed

(a)             General

The Trustee shall perform those recordkeeping and administrative functions described in Schedule A attached hereto.  These recordkeeping and administrative functions shall be performed within the framework of the Administrator’s written directions regarding the Plan’s provisions, guidelines and interpretations.  The Sponsor acknowledges that the Trustee will be working to streamline and standardize its service model and agrees to reasonably cooperate with the Trustee in connection with those efforts.  The Trustee will make the Sponsor aware of the service model changes in advance and will work with the Sponsor to determine the most efficient and effective methods of implementing the changes.

(b)                                 Accounts

The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of each Reporting Date.  Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date.  Except as otherwise required under ERISA, upon the expiration of six (6) months from the date of filing such account, the Trustee shall have no liability or further accountability to the Administrator with respect to the propriety of its acts or transactions shown in such account (or any Participant level report provided to a Participant), except with respect to such acts or transactions as to which a written objection shall have been filed with the Trustee within such six (6) month period.  Notwithstanding the foregoing, regardless of whether a written objection is filed with the Trustee within such six (6) month period, the Trustee shall not be released from liability or accountability for any item, matter or thing that (i) is attributable to the Trustee’s fraud, criminal violation or willful misconduct, or (ii) could not have been discovered by a reasonably diligent review of the accounting.

(c)                                  Inspection and Audit

The Trustee will provide to auditors (including third-party auditors and the Sponsor’s internal audit staff) as the Sponsor may designate in writing, access to any Trustee owned or managed facility at which the services are being performed, to appropriate Trustee management personnel, and to the data and records (and other documentation reasonably requested by the Sponsor) maintained by the Trustee with respect to the services provided under this Agreement solely for the purpose of examining (i) transactional books and records maintained by the Trustee in order to provide the services, (ii) documentation of service level performance and (iii) invoices to the Sponsor.  Any such audits will be conducted at the Sponsor’s expense.  The Sponsor and its auditors will first look to the most recent Service Organization Control I Report Type II (“Type II SOC”), formerly referred to as a Service Auditor’s Report or SAS 70 Report, before conducting further audits.  Type II SOC reports will be issued by the Trustee or its affiliate’s independent public accounting firm in accordance with Statement on Standards for Attestation Engagements No. 16 (“SSAE 16”), Reporting on Controls at a Service Organization, or superseding standards set forth by the American Institute of Certified Public Accountants.  Excepting audit requests from governmental or regulatory agencies, if a matter is not covered in such Type II SOC, then the Sponsor will provide the Trustee not less than ninety (90) days prior written notice of an audit and will provide a proposed detailed scope and timeframe of the audit requested by the Sponsor to the Trustee in writing at least sixty (60) days prior to the date of the audit. The Sponsor and its auditors will conduct such audits in a manner that will result in a minimum of inconvenience and disruption to the Trustee’s operations.  Audits may be conducted only during normal business hours and no more frequently than annually unless otherwise required as a matter of law or for compliance with regulatory or contractual requirements.  Any audit assistance provided by the Trustee in excess of the number of audit hours per annum referenced in the fee schedule shall be provided on a fee-for-service basis.  The Sponsor will reimburse the Trustee for any reasonable out of pocket expenses incurred by the Trustee in connection with an audit conducted pursuant to this section.  The Sponsor and its auditors will not be entitled to review or audit (i) data or information of other customers or clients of the Trustee, (ii) any of the Trustee’s proprietary data, or (iii) any other Confidential Information (defined in Section 18(a)) of the Trustee that is not relevant for the purposes of the audit.  The Sponsor and its auditors will not be entitled to logical access to the Trustee’s networks and systems, nor unrestricted physical access to the Trustee’s facilities and personnel.  Reviews of processes, controls and support documentation will be facilitated with appropriate Trustee’s personnel.  The Trustee will use commercially reasonable efforts to cooperate in the audit, will make available on a timely basis the information reasonably required to conduct the audit and will assist the designated employees of the Sponsor or its auditors as reasonably necessary.  To the maximum extent possible, audits will be designed and conducted (in such manner and with such frequency) so as not to interfere with the provision of the services outlined in this Agreement.  The Sponsor will not use any competitors of the Trustee (or any significant subcontractor of the Trustee under this Agreement) to conduct such audits.  The auditors and other representatives of the Sponsor will execute and deliver such confidentiality and non-disclosure agreements and comply with such security and confidentiality requirements as the Trustee may reasonably request in connection with such audits.

(d)                                 Notice of Plan Amendment

The Trustee’s provision of the recordkeeping and administrative services set forth in this Section 6 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment’s adoption and on the Administrator providing the Trustee, on a timely basis, with all the information the Trustee deems necessary for it to perform the recordkeeping and administrative services set forth herein, and such other information as the Trustee may reasonably request.

(e)                                  Returns, Reports and Information

Except as set forth on Schedule A, the Administrator shall be responsible for the preparation and filing of all returns, reports and information required of the Trust or Plan by law.  The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings.  The Administrator shall also be responsible for making any disclosures to Participants required by law, except such disclosure as may be required under federal or state truth-in-lending laws with regard to Participant loans, which shall be provided by the Trustee or the Administrator, as applicable.

(f)                                   Allocation of Interests

All transfers to, withdrawals from, or other transactions regarding the Trust shall be conducted in such a way that the proportionate interest in the Trust of each Plan and the fair market value of that interest may be determined at any time.  Whenever the assets of more than one Plan are commingled in the Trust or in any investment option, the undivided interest therein of each such Plan shall be debited or credited (as the case may be) (i) for the entire amount of every contribution received on behalf of such Plan, every benefit payment or other expense attributable solely to such Plan, and every other transaction relating only to such Plan; and (ii) for its proportionate share of every item of collected or accrued income, gain or loss, and general expense, and of any other transactions attributable to the Trust or that investment option as a whole.

(g)                                 Performance Standards

The performance standards, which measure performance levels for the delivery of certain services by the Trustee to the Plan, are appended to and made part of this Agreement as Schedule F.  The Trustee and the Sponsor agree and acknowledge that (i) the performance standards are included in this Agreement for the sole purpose of determining whether certain fee offsets may apply and, if so, the amount of such fee offsets, and (ii) any failure on the part of the Trustee to satisfy such performance standards shall not constitute a breach of the terms of this Agreement by the Trustee.  The Trustee’s performance shall be measured on a quarterly basis.  The Trustee and the Sponsor shall: (i) review and discuss performance; (ii) problem solve any issues that have arisen in the delivery of the services; and (iii) discuss any proposed improvements in delivery of the services.

Section 7               Compensation and Expenses

The Sponsor shall pay to the Trustee, within thirty (30) days of receipt of the Trustee’s bill, the fees for services in accordance with Schedule B.  Fees for services are specifically outlined in Schedule B and are based on all of the assumptions identified therein.  The Trustee shall maintain its fees for three (3) years, with the opportunity at the end of the first three years for the Sponsor to review and direct the Trustee to extend the maintenance of its fees for an additional two (2) years; provided, however in the event the Plan characteristics referenced in the assumptions outlined in Schedule B change significantly by either falling below or exceeding current or projected levels, such fees may be subject to revision, upon mutual renegotiation.  To reflect increased operating costs, Trustee may once each calendar year, but not prior to April 2, 2017, amend Schedule B with the Sponsor’s consent, which may not be unreasonably withheld, upon one hundred eighty (180) days prior notice to the Sponsor.

All reasonable expenses of Plan administration as shown on Schedule B attached hereto, as amended from time to time, shall be a charge against and paid from the appropriate Participants’ accounts, except to the extent such amounts are paid by the Sponsor in a timely manner.

Any overcharge by the Trustee, or underpayment of fees or expenses by the Sponsor that is the result of a good-faith fee dispute, shall bear interest until paid by the appropriate party with such interest determined by calculating the average of the prime rates reported in the Wall Street Journal from the date of overpayment or underpayment until such corrective payment is made by the appropriate party.  Any underpayment of fees or expenses by the Sponsor that is not the subject of a good-faith fee dispute shall bear interest until paid at the rate of the lesser of (i) 1½% per month or (ii) the maximum amount permitted by law.

All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, and any other reasonable expenses of Plan administration as determined and directed by the Administrator, shall be a charge against and paid from the appropriate Participants’ accounts, if not otherwise paid by the Sponsor in a timely manner.

The Named Fiduciary hereby agrees and acknowledges that it has received the Statement of Services and Compensation (the “Statement”), which is intended by the Trustee to satisfy the requirements of Department of Labor (“DOL”) Regulation Section 2550.408b-2(c)(1). The Named Fiduciary further acknowledges that such Statement was provided to the Named Fiduciary reasonably in advance of execution of this Agreement, and that the Named Fiduciary had a reasonable opportunity to consider the information contained in the Statement and ask questions with respect thereto before completing the amendment and restatement of this Agreement.

Section 8               Directions, Indemnification and Data Conditions

(a)           Identity of Administrator and Named Fiduciary

The Trustee shall be fully protected in relying on the fact that the Named Fiduciary and the Administrator under the Plan are the individuals or entities named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

(b)           Directions from Administrator

Whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction if the direction is contained in a writing provided by any individual whose name has been submitted (and not withdrawn) in writing to the Trustee by the Administrator, unless the recipient of the direction knew or should have known that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of section 404(a) of ERISA or would be contrary to the terms of this Agreement.  The Trustee may rely without further duty of inquiry on the authority of any such individual to provide direction to the Trustee on behalf of the Administrator.

For purposes of this Section, such direction may also be made via EDT, facsimile or such other secure electronic means in accordance with procedures agreed to by the Administrator and the Trustee and, in any such case, the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Administrator.

(c)           Directions from Named Fiduciary or Sponsor

Whenever the Named Fiduciary or Sponsor provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction if the direction is contained in a writing provided by any individual whose name has been submitted (and not withdrawn) in writing to the Trustee by the Named Fiduciary or Sponsor, unless the recipient of the direction knew or should have known that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of section 404(a) of ERISA or would be contrary to the terms of this Agreement.  The Trustee may rely without further duty of inquiry on the authority of any such individual to provide direction to the Trustee on behalf of the Named Fiduciary or Sponsor.

For purposes of this Section, such direction may also be made via EDT, facsimile or such other secure electronic means in accordance with procedures agreed to by the Named Fiduciary or Sponsor and the Trustee and, in any such case, the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Named Fiduciary or Sponsor.

(d)           Co-Fiduciary Liability

In any other case, the Trustee shall not be liable for any loss or expense arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA.

(e)           Indemnification

The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, Losses that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all Losses arising from the Trustee’s negligence, bad faith, breach of applicable fiduciary duty under ERISA, violation of applicable laws to which the Trustee is subject as a provider of the services outlined in the Agreement, or breach of the terms of this Agreement.

The Trustee shall indemnify the Sponsor, as permitted by applicable law, the Plan and the Trust against, and hold the Sponsor, the Plan and the Trust harmless from, any and all Losses that may be incurred by, imposed upon or asserted against the Sponsor, the Plan or the Trust by reason of any claim, regulatory proceeding or litigation arising from the Trustee’s negligence, bad faith, breach of applicable fiduciary duty under ERISA, violation of applicable laws to which the Trustee is subject as a provider of the services outlined in the Agreement, or breach of the terms of this Agreement.

The Trustee agrees to indemnify and hold harmless the Sponsor for (i) any loss incurred by the Sponsor, a Participant or a beneficiary due to a trading error caused by the Trustee on any investment option included on Schedule C and (ii) any loss related to balance discrepancies between the Participant balances maintained by the Trustee and the balance maintained by any outside fund provider for any Plan investment option included on Schedule C.  The Trustee agrees to compensate the Sponsor, Participant, or a beneficiary for the cost of any adjustments due to any such error.

The Trustee shall indemnify the Sponsor, as permitted by applicable law, the Plan and the Trust against, and hold the Sponsor, the Plan and the Trust harmless from, any and all Losses that may be incurred by, imposed upon or asserted against the Sponsor, the Plan or the Trust solely as a result of i) any defects in the investment methodology embodied in the target asset allocation or model portfolio provided through Portfolio Review (described in Schedule “A”), except to the extent that any such Losses arise from information provided by a Participant, the Sponsor or third parties; or ii) any prohibited transactions resulting from the provision of Portfolio Review by the Trustee.

(f)            Data Conditions

The Sponsor represents that all data and documentation, including employee data and/or Participant data (the “Data”), provided by the Sponsor, Administrator or Named Fiduciary to the Trustee to be used in performing the services under this Agreement shall be provided in a timely manner, in good condition, correct and complete, and shall be submitted in accordance with the Trustee’s reasonable specifications (such specifications to be provided to the Sponsor by the Trustee from time to time).  The Trustee shall be entitled to rely on the accuracy and completeness of such Data and shall have (i) no liability for inaccuracies in Data originating from the Sponsor, the Participants or third party service providers appointed or engaged by the Sponsor and (ii) no duty to verify such information except where the Data is clearly erroneous on its face.  If any Data is not submitted in accordance with these requirements, or if the Trustee detects errors or omissions in the Data submitted, the Trustee shall promptly notify the Sponsor and return such Data to the Sponsor for correction and modification unless (A) the Sponsor and Trustee agree, in writing, that the Trustee is to make corrections or modifications to the Data for an additional fee or (B) the Sponsor provides prompt direction as necessary to correct any errors or omissions in the Data.  For purposes of these requirements and except to the extent such treatment would be inconsistent with applicable law, the Trustee may treat scanned electronic copies of paper records as the official records.

(g)           Exclusion of Damages

Neither party shall be liable to the other party for any indirect, special, consequential or punitive damages, including, but not limited to, loss of business or loss of profits, regardless of the form of action, which may arise from the performance, nonperformance, default or other breach of this Agreement.

Section 9               Resignation or Removal of Trustee; Termination of Agreement

(a)           Resignation and Removal

The Trustee may resign at any time in accordance with the notice provisions set forth below.  The Sponsor may remove the Trustee at any time in accordance with the notice provisions set forth below.

(b)           Termination

This Agreement may be terminated in full or with respect to only a portion of the Plan (i.e., a “partial deconversion”) at any time by the Sponsor upon prior written notice to the Trustee in accordance with the notice provisions set forth below.

(c)           Notice Period

In the event either party desires to terminate this Agreement or any services hereunder, the party shall provide at least one hundred eighty (180) days prior written notice of the termination date to the other party; provided, however, that the receiving party may agree, in writing, to a shorter notice period.

(d)           Transition Assistance

Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Sponsor, at no expense to the Sponsor, in the format regularly provided to the Sponsor, a statement of each Participant’s accounts as of the date of the resignation, removal or termination, and the Trustee shall provide to the Sponsor or the Plan’s new recordkeeper such further records as may be reasonably requested, at the Sponsor’s expense.  In the event of termination of this Agreement if requested by the Sponsor, the Trustee shall assist the Sponsor in developing a plan for the orderly transition of the Plan data, cash and assets then constituting the Trust and services provided by the Trustee hereunder to the Sponsor or its designee.  The Trustee shall provide such assistance for a period not extending beyond sixty (60) days from the termination date of this Agreement. The Trustee shall provide to the Sponsor, or to any person designated by the Sponsor, at a mutually agreeable time, one file of the Plan data prepared and maintained by the Trustee in the ordinary course of business, in the Trustee’s format.  The Trustee may provide other or additional transition assistance as mutually determined for additional fees, which shall be due and payable by the Sponsor prior to any termination of this Agreement.

(e)           Failure to Appoint Successor

If, by the termination date, the Sponsor has not notified the Trustee in writing as to the individual or entity to which the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction.  The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys’ fees and disbursements.

Section 10             Successor Trustee

(a)           Appointment

If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement.  The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities and immunities granted to the Trustee under this Agreement.  The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

(b)           Acceptance

As of the date the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee, except as may be required to evidence such transition.  The predecessor trustee shall execute all instruments and do all acts that may be reasonably necessary and requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee and to deliver all Trust assets, including all Plan data, to the successor trustee.

(c)           Corporate Action

Any successor to the Trustee or successor trustee, either through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation or merger, or any similar transaction of either the Trustee or successor trustee, shall, upon consummation of the transaction, become the successor trustee under this Agreement.  Any successor trustee that becomes a successor trustee as the result of a corporate action described in this paragraph shall be liable for the acts or omissions, consistent with the terms and conditions of this Agreement, of the Trustee or successor trustee that it replaces.

Section 11             Resignation, Removal, and Termination Notices

All notices of resignation, removal or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Executive Vice President, Chief Financial Officer and Treasurer, Hawaiian Electric Industries, Inc.,  1001 Bishop Street, Suite 2900, Honolulu, Hawaii 96813, and to the Trustee c/o Fidelity Workplace Services LLC, PWI Risk & Compliance, 82 Devonshire Street, V6D, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

Section 12             Duration

This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

Section 13             Amendment or Modification

This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee.

Section 14             Electronic Services

(a)           The Trustee may provide Electronic Services, including, but not limited to NetBenefits, eWorkplace and Fidelity Plan Sponsor WebStation.  The Sponsor agrees to use such Electronic Services only in the course of reasonable administration of or participation in the Plan and to keep confidential and not alter, publish, copy, broadcast, retransmit, reproduce, frame-in, link to, commercially exploit or otherwise redisseminate the Electronic Services, any content associated therewith, or any portion thereof (including, without limitation, any trademarks and service marks associated therewith), without the written consent of the Trustee.  Notwithstanding the foregoing, the Trustee acknowledges that certain Electronic Services may, by their nature, be intended for non-commercial, personal use by Participants or their beneficiaries, with respect to their participation in the Plan, or for their other retirement or employee benefit planning purposes, and certain content may be intended or permitted to be modified by the Sponsor in connection with the administration of the Plan.  In such cases, the Trustee will notify the Sponsor of such fact and any requirements or guidelines associated with such usage or modification no later than the time of initial delivery of such Electronic Services.  To the extent permission is granted to make Electronic Services available to administrative personnel designated by the Sponsor, it shall be the responsibility of the Sponsor to keep the Trustee informed as to which of the Sponsor personnel are authorized to have such access.  Except to the extent otherwise specifically agreed by the parties, the Trustee reserves the right, upon notice when reasonably feasible, to modify or discontinue Electronic Services, or any portion thereof, at any time.

(b)           Without limiting the responsibilities of the Trustee or the rights of the Sponsor stated elsewhere in this Agreement, Electronic Services shall be provided to the Sponsor without acceptance of legal liability related to or arising out of the electronic nature of the delivery or provision of such Electronic Services.  To the extent that any Electronic Services utilize Internet services to transport data or communications, the Trustee will take, and the Sponsor agrees to follow, reasonable security precautions.  However, the Trustee disclaims any liability for interception of any such data or communications.  The Trustee reserves the right not to accept data or communications transmitted electronically or via electronic media by the Sponsor, its agent or a third party if it determines that the method of delivery does not provide adequate data security or if it is not administratively feasible for the Trustee to use the data security provided.  Likewise, the Sponsor reserves the right not to accept data or communications transmitted electronically or via electronic media by the Trustee or its agent if it determines that the method of delivery does not provide adequate data security or if it is not administratively feasible for the Sponsor to use the data security provided.  The Trustee shall not be responsible for, and makes no warranties regarding access, speed or availability of Internet or network services, or any other service required for electronic communication, nor does the Trustee make any warranties, express or implied and specifically disclaims all warranties of merchantability, fitness for a particular purpose or non infringement.  The Trustee shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the Electronic Services made in violation of this Agreement.

(c)           The Sponsor acknowledges that certain web sites through which the Electronic Services are accessed may be protected by passwords or require a login and the Sponsor agrees that the Sponsor will not obtain or attempt to obtain unauthorized access to such Electronic Services, or to any other protected materials or information, through any means not intentionally made available by the Trustee for the specific use of the Sponsor.  To the extent that a PIN is necessary for access to the Electronic Services, the Sponsor and/or its Participants, as the case may be, are solely responsible for all activities that occur in connection with such PINs.

(d)           The Trustee will provide to Participants the FullView® service via NetBenefits, through which Participants may elect to consolidate and manage any retirement account information available through NetBenefits as well as External Account Information.  To the extent not provided by the Trustee or its affiliates, the data aggregation service will be provided by Yodlee.com, Inc. or such other independent provider as the Trustee may select, pursuant to a contract that requires the provider to take appropriate steps to protect the privacy and confidentiality of information furnished by users of the service.  The Sponsor acknowledges that Participants who elect to use FullView® must provide passwords and PINs to the provider of data aggregation services.  The Trustee will use External Account Information to furnish and support FullView® or other services provided pursuant to this Agreement, and as otherwise directed by the Participant.  The Trustee will not furnish External Account Information to any third party, except pursuant to subpoena or other applicable law.  The Sponsor agrees that the information accumulated through FullView® shall not be made available to the Sponsor, provided, however, that the Trustee shall provide to the Sponsor, upon request, aggregate usage data that contains no personally identifiable information.

Section 15             Assignment

This Agreement, and any of its rights and obligations hereunder, may not be assigned by any party without the prior written consent of the other party(ies), and such consent may be withheld in any party’s sole discretion.  Notwithstanding the foregoing, Trustee may assign this Agreement in whole or in part, and any of its rights and obligations hereunder, to a subsidiary or affiliate of Trustee without consent of the Sponsor.  All provisions in this Agreement shall extend to and are binding upon the parties hereto and their respective successors and permitted assigns.

Section 16             Proprietary Material

The Trustee, its vendors and assignees shall retain title to any systems, methods, know-how and materials used in providing the services contemplated herein (including without limitation hardware, software and other procedures and methods, documents or scripts, whether written or electronic) (collectively, “Trustee and Third Party Intellectual Property”).  The Sponsor acknowledges that any such Trustee and Third Party Intellectual Property developed or used by the Trustee, its vendors or assignees in providing the services is the proprietary and confidential property of the respective party.

Section 17             Force Majeure

No party shall be deemed in default of this Agreement to the extent that any delay or failure in performance of its obligation(s) results, without its fault or negligence, solely from any cause beyond its reasonable control, such as acts of God, acts of civil or military authority, acts of terrorism, whether actual or threatened, quarantines, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, power outages or strikes.  This Section shall not excuse any of the parties to the Agreement from any liability which results from failure to have in place reasonable disaster recovery and safeguarding plans adequate for protection of all data each of the parties to the Agreement are responsible for maintaining for the Plan and Trust.

Section 18             Confidentiality; Safeguarding of Data

(a)           Confidential Information

In connection with this Agreement, each of the parties has disclosed and may continue to disclose to the other party information that relates to the disclosing party’s business operations, financial condition, employees, former employees, eligible dependents and beneficiaries of such employees and former employees, customers, business associates, products, services or technical knowledge.  Except as otherwise specifically agreed in writing by the parties, the Trustee and the Sponsor each agree that from and after the Effective Date (i) all information communicated to it before or after the Effective Date by the other and identified as confidential or proprietary, (ii) all information identified as confidential or proprietary to which it has access in connection with the services provided under this Agreement, whether such access was before or after the Effective Date, (iii) all information communicated to it that reasonably should have been understood by the receiving party to be proprietary and confidential to the disclosing party, including without limitation technical, trade secret or business information, financial information, business or marketing strategies or plans, product development or customer information and (iv) the terms and conditions of this Agreement (collectively, the “Confidential Information”) will be used only in accordance with this Agreement.

(b)           Ownership of Information/Safeguarding Information

Each party’s Confidential Information will remain the property of that party except as otherwise expressly provided in this Agreement.  Each party will use at least the same degree of care to safeguard and to prevent disclosing to third parties the Confidential Information of the other as it employs to avoid unauthorized disclosure or publication of its own information (or information of its customers) of a similar nature and, in any event, no less than reasonable care.  Each party may use and disclose relevant aspects of the other party’s Confidential Information to its employees, affiliates, subcontractors and agents to the extent such disclosure is reasonably necessary for the performance of its obligations under this Agreement or the enforcement of its rights under this Agreement; provided, however, that the disclosing party shall ensure that such parties agree to be bound by confidentiality provisions at least as restrictive as those set forth in this section; and provided, further, that in no event shall the Sponsor disclose such Confidential Information to direct competitors of the Trustee.  Each party will be responsible for any improper disclosure of Confidential Information by such party’s employees, affiliates, subcontractors or agents.  Neither party will (i) make any use or copies of the Confidential Information of the other except as contemplated by this Agreement or (ii) sell, assign, lease or otherwise commercially exploit the Confidential Information (or any derivative works thereof) of the other party.  Neither party will withhold the Confidential Information of the other party (including in the case of the Sponsor, the Personal Data (as defined in Section 18(f)) or refuse for any reason (including due to the other party’s actual or alleged breach of this Agreement) to promptly return to the other party its Confidential Information (including copies thereof) if requested to do so.

(c)           Return of Information

Upon expiration or any termination of this Agreement and completion of a party’s obligations under this Agreement, each party will return or destroy, as the owner may direct, all documentation in any medium that contains or refers to the other party’s Confidential Information; provided, however, that each party may retain copies of Confidential Information of the other party solely to the extent required for the administration of the Plan or compliance with applicable professional standards or applicable law.

(d)           Exceptions to Confidential Treatment

Sections 18(a), (b) and (c) shall not apply to any particular information that either party can demonstrate (i) was, at the time of disclosure to the receiving party, (a) already known to the receiving party (and not subject to a pre-existing confidentiality agreement) or (b) publicly known; (ii) after disclosure to the receiving party, becomes publicly known through no fault of the receiving party; (iii) was received after disclosure to the receiving party from a third party who did not indicate that the information was to be treated as confidential in connection with the disclosure or (iv) was independently developed by the receiving party without use of the Confidential Information of the disclosing party.  In addition, a party will not be considered to have breached its obligations under this section for disclosing Confidential Information of the other party to the extent required to satisfy any valid subpoena, court order, litigation or regulatory request, or any other legal requirement of a competent governmental authority, provided that following receipt of any such request, or making a determination that disclosure is legally required, and to the extent that it may legally do so, such party advises the other party prior to making such disclosure in order that the other party may object to such disclosure, take action to ensure confidential treatment of the Confidential Information, or take such other action as it considers appropriate to protect the Confidential Information.  In addition, the Trustee will not be considered to have breached its obligations under this section for using or disclosing Confidential Information to the extent the Trustee or an affiliate of the Trustee is specifically authorized by an individual to use that individual’s personal information (including Plan-related and account-related information applicable only to that individual) in connection with any other Trustee products or services.

(e)           No Duty to Disclose

Nothing contained in this Section will be construed as obligating a party to disclose its Confidential Information to the other party, or as granting to or conferring on a party, expressly or impliedly, any rights or license to the Confidential Information of the other party, provided that the Trustee shall be excused from its obligations to perform hereunder to the extent the Sponsor fails to provide any such information as is reasonably necessary for the Trustee to perform the services and otherwise meet its obligations hereunder.

(f)            Personal Data

In order to fulfill its obligations under this Agreement, the Trustee may receive in connection with this Agreement or the services provided hereunder personal data, including compensation, benefits, tax, marital/family status and other similar information about Participants (“Personal Data”).  The Trustee acknowledges that it is receiving Personal Data only in connection with the performance of its services, and the Trustee will not use or disclose Personal Data without the permission of the Sponsor for any purpose other than as permitted in this Agreement and in fulfilling its obligations under this Agreement, unless disclosure is required or permitted under this Agreement or by applicable law.  With respect to Personal Data it receives under this Agreement, the Trustee agrees to (i) safeguard Personal Data in accordance with its privacy policy and (ii) exercise at least the same standard of care in safeguarding such Personal Data that it uses to protect the personal data of its own employees.  Notwithstanding the foregoing, and except as otherwise provided in this Agreement, the Sponsor may monitor the Trustee’s interactions with Participants.  Nothing in this Agreement shall affect in any way other product or service arrangements entered into separately by the Trustee or its affiliates and the Sponsor and/or Participants.

(g)           Foreign Data Protection Laws

The Sponsor is responsible for any and all activities necessary to ensure compliance with applicable laws regarding data protection outside of the United States and for ensuring that the transfer of Personal Data to the Trustee is in compliance with such laws when the Sponsor is transferring Personal Data to the Trustee from outside the United States.  The Sponsor will not transfer any Personal Data to the Trustee from outside the United States unless the Sponsor has satisfied such laws, such as through the use of consents.  The Trustee will be entitled to presume that, unless notified to the contrary by the Sponsor, activities necessary to ensure compliance with such laws have been satisfied by the Sponsor with respect to all Personal Data furnished to the Trustee from outside the United States.  The Trustee will have no obligation to process any Personal Data if the Trustee is on notice that compliance with such laws has not been met.

Section 19             Resolution of Disputes

(a)           Informal Dispute Resolution

In the event that there is a dispute, claim, question or difference arising out of or relating to this Agreement or any alleged breach hereof (a “Dispute”) (except to the extent such Dispute is covered by Section 19(c) hereof), prior to the initiation of any action in a court of law, the parties will use reasonable efforts to settle such Dispute.  During the course of such discussions, all reasonable requests made by one party to another for non-privileged information, reasonably related to the Dispute, will be honored in order that each of the parties may be fully apprised of the other’s position.  The specific format for such discussions will be left to the discretion of the parties, but may include the preparation of agreed-upon statements of fact or written statements of position.

(b)           Non-Binding Mediation

Except as expressly provided otherwise in this Agreement, if the parties do not reach a solution pursuant to the provisions of Section 19(a) within a period of twenty (20) business days, then upon written notice by a party to the other party, the parties will attempt in good faith to resolve the Dispute by non-binding mediation.  If the Trustee initiates the Dispute, a mediator shall be selected which is located in Honolulu, Hawaii, and any mediation proceedings shall take place in Honolulu, Hawaii.  If the Sponsor initiates the Dispute, a mediator shall be selected which is located in Boston, Massachusetts, and any mediation proceedings shall take place in Boston, Massachusetts.  Formal proceedings for the resolution of a

Dispute may not be commenced until the earlier of (i) the good-faith determination by the appropriate senior executives of each party that amicable resolution through continued negotiation of the matter does not appear likely; or (ii) thirty (30) days following the date that the Dispute was first referred to the mediator.

(c)           Exceptions to Dispute Resolution Procedure

The provisions of this Section 19 will not be construed to prevent a party from (i) seeking a temporary restraining order or injunctive or other equitable relief with respect to a breach (or attempted or threatened breach) of this Agreement or ERISA by the other party or (ii) making any claim or asserting any defense in litigation or other formal proceedings to the extent necessary (A) to avoid the expiration of any applicable limitations period, (B) to preserve a superior position with respect to other creditors or (C) in the case of claims involving third parties, to allow for an expeditious and orderly presentation of a party’s claims or defenses.

Section 20             General

(a)           Performance by Trustee, its Agents or Affiliates

The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including but not limited to FIIOC, FBSLLC or the successor to any of them, and that certain of such services may be provided pursuant to one or more separate contractual agreements or relationships.

(b)           Delegation by Participating Employer

By authorizing the assets of any Plan as to which it is a participating employer to be deposited in the Trust, each participating employer, other than the Sponsor, hereby irrevocably delegates and grants to the Sponsor full and exclusive power and authority to exercise all of the powers conferred upon the Sponsor and each participating employer by the terms of this Agreement, and to take or refrain from taking any and all action which such participating employer might otherwise take or refrain from taking with respect to this Agreement, including the sole and exclusive power to exercise, enforce or waive any rights whatsoever which such participating employer might otherwise have with respect to the Trust, and irrevocably appoints the Sponsor as its agent for all purposes under this Agreement.  The Trustee shall have no obligation to account to any such participating employer or to follow the instructions of or otherwise deal with any such participating employer, the intention being that the Trustee shall deal solely with the Sponsor.

(c)           Entire Agreement

This Agreement, together with the Schedules referenced herein, contains all of the terms agreed upon between the parties with respect to the subject matter hereof.  This Agreement supersedes any and all other agreements, written or oral, made by the parties with respect to the services provided under this Agreement.

(d)           Waiver

No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other obligation hereunder or any subsequent failure or refusal to comply with any obligation hereunder.

(e)           Successors and Assigns

The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

(f)            Partial Invalidity

If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(g)           Section Headings

The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

(h)           Communications

(i)            Content

The Sponsor shall provide all information reasonably requested by the Trustee to help it prepare Participant communications necessary to allow the Trustee to meet its obligations under this Agreement and to comply with applicable law (including section 404(c) of ERISA and the Sarbanes-Oxley Act requirements for “blackout” notices).  The Sponsor represents that Participant communications prepared by the Sponsor will include any information required by applicable regulations to afford Plan fiduciaries protection under section 404(c) of ERISA.  The Trustee will assist the Sponsor in meeting its responsibility to comply with 404(c) regulations through (i) providing a recordkeeping platform that accommodates a range of investment options with materially different risk/reward characteristics and (ii) making available to participants information concerning the Plan’s investment options such as prospectuses, fund descriptions and investment performance. The Trustee shall have no responsibility or liability for any Losses resulting from the use of information provided by or from communications prepared by the Sponsor.

(ii)           Delivery

In the event that the Sponsor retains any responsibility for delivering Participant communications to some or all Participants and beneficiaries, the Sponsor agrees to furnish the communications to such Participants in a timely manner as determined under applicable law (including section 404(c) of ERISA and the Sarbanes-Oxley Act requirements for “blackout” notices).  The Sponsor also represents that such communications will be delivered to such Participants and beneficiaries in a manner permitted by applicable law, including electronic delivery that is consistent with applicable regulations regarding electronic transmission (for example, DOL Regulation §2520.104b-1).  The Trustee and its affiliates shall have no responsibility or liability for any Losses resulting from the failure of the Sponsor to furnish any such communications in a manner which is timely and consistent with applicable law.

(i)            Survival

The Trustee’s and the Sponsor’s respective obligations under this Agreement, which by their nature would continue beyond the termination of this Agreement, including but not limited to those contained in Sections titled “Indemnification” and “Confidentiality; Safeguarding of Data”, shall survive any termination of the Agreement.

(j)            Duty to Mitigate Damages

Each party has a duty to mitigate the damages that would otherwise be recoverable from the other party pursuant to this Agreement by taking appropriate, commercially reasonable actions to reduce or limit the amount of such damages.

(k)           Sponsor Authorization

The Sponsor understands, acknowledges and agrees that, (i) the Trustee utilizes omnibus accounts at unaffiliated banks for money movement into and out of investment options in defined contribution plans and (ii) the Trustee acts as agent for the Plan with respect to such accounts and generally invests the funds awaiting settlement of transactions or clearance of disbursements in short-term investments.

The Sponsor hereby authorizes the Trustee, in accordance with the foregoing process, to (i) commingle funds in transit to or from the Plan with other plans’ funds for transaction accounts, (ii) invest overnight omnibus transaction account balances in short-term investments, (iii) use float earnings to pay bank fees and make other required adjustments and (iv) subject to disclosure from the Trustee with respect to the retention of float earnings that meets the requirements of ERISA, retain net float earnings attributable to the Plan.  However, under no circumstances shall the Trustee make investments that contravene the rules of ERISA or federal tax rules that govern the tax qualification of the Plan.  The Trustee shall be responsible for paying any bank fees that are not covered by earnings generated by the omnibus accounts.

For purposes of the foregoing, net float earnings shall be determined by subtracting from gross float earnings any fees charged by the banks in connection with such accounts.  Gross float earnings will also be subject to adjustments arising in connection with an omnibus trading process.

Neither the Sponsor nor the Plan shall be liable for any diminution in the value of such overnight investments.  Provided that the Sponsor has provided timely funding, neither the Sponsor nor the Plan shall be responsible for any failure to settle or clear from such omnibus accounts any proper or timely trade or disbursement if such failure results from a decrease in the value or temporary inaccessibility of funds attributable to either the use of a specific bank or the overnight investment of balances from such accounts.

Section 21             No Assignment or Alienation of Benefits

Except as otherwise required by a “qualified domestic relations order,” as defined in  section 414(p)(1)(A) of the Code, or as otherwise permitted under section 401(a)(13) of the Code, the benefits or proceeds of any allocated or unallocated portion of the assets of the Trust and any interest of any Participant arising out of or created by the Plan either before or after the Participant’s retirement shall not be subject to execution, attachment, garnishment or other legal or judicial process whatsoever by any person, whether creditor or otherwise, claiming against such Participant.  Except as provided under section 401(a)(13) of the Code, no Participant shall have the right to alienate, encumber or assign any of the payments or proceeds or any other interest arising out of or created by the Plan, and any action purporting to do so shall be void.  The provisions of this Section shall apply to all Participants regardless of their citizenship or place of residence.

Section 22             Governing Law

(a)           Massachusetts Law Controls

This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust.  The validity, construction, effect and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under section 514 of ERISA.

(b)           Trust Agreement Controls

The Trustee is not a party to the Plan and, in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control with respect to the duties and responsibilities of the Trustee.

(c)           Situs of Trust

The Trustee shall hold, manage, administer and maintain the Trust as a domestic trust in the United States.  Except as permitted under ERISA, no indicia of ownership of any of the Trust’s assets shall be maintained at locations outside the jurisdiction of the district courts of the Unites States.

Section 23             Compliance with Laws

It is intended that the Plan, this Agreement and the services provided by the Trustee hereunder be in full compliance with the applicable requirements of ERISA and the Code.  This Agreement shall be construed and administered consistent with such intent.  The Trustee shall comply with all laws applicable to it as a provider of the services hereunder, including without limitation the requirements of ERISA applicable to a directed trustee.  The Trustee further represents that its operations, employment and general business practices are in compliance with all laws applicable to the Trustee, which includes the provision of any disclosures that may be required of the Trustee in regulations issued under ERISA section 408(b)(2).

Section 24             Plan Qualification

The Sponsor hereby represents that (1) the Plan is intended to be qualified under section 401(a) of the Code, and the Trust established hereunder is intended to be tax-exempt under section 501(a) of the Code, and (2) to the extent Participants are able to instruct the investment of their individual accounts, the Plan is intended to satisfy the requirements set forth in section 404(c) of ERISA and related regulations.

Except as otherwise provided in this Agreement, the Sponsor has the sole responsibility for ensuring the Plan’s qualified status and full compliance with the applicable requirements of ERISA and the Code.  The Sponsor shall take appropriate actions to file with the IRS, as and when required, determination letter requests and make such reasonable changes to the Plan document as are suggested by the IRS as being necessary for maintaining the Plan’s qualified status.  The Sponsor shall provide copies of any updated determination letters with respect to the Plan to the Trustee.  If any Plan ceases to be qualified within the meaning of section 401(a) of the Code, the Sponsor shall notify the Trustee as promptly as is reasonable.  Upon receipt of such notice, the Trustee shall promptly segregate and withdraw from the Trust the assets which are allocable to such disqualified Plan and shall dispose of such assets in the manner directed by the Sponsor.

In that the assets are in part invested in common stock issued by the Sponsor or an affiliate, the Sponsor further represents that its legal counsel has confirmed that (i) the Plan is an “eligible individual account plan” (as defined under section 407(d)(3) of ERISA), (ii) the shares of common stock of the Company held and to be purchased under the Plan are “qualifying employer securities” (as defined under section 407(d)(5) of ERISA) and (iii) interests in the Plan are not required to be registered under the Securities Act of 1933, as amended, or, if such registration is required, that such interests are effectively registered under said Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.  By signing below, the undersigned represent that they are authorized to execute this Agreement on behalf of the respective parties.  Each party may rely without duty of inquiry on the foregoing representation.

HAWAIIAN ELECTRIC INDUSTRIES, INC. AND AMERICAN SAVINGS BANK, F.S.B.	FIDELITY MANAGEMENT TRUST COMPANY

BY: HAWAIIAN ELECTRIC INDUSTRIES, INC. PENSION INVESTMENT COMMITTEE

By:	/s/ James A. Ajello	8/24/12	By:	/s/ Jennifer Bennett
	James A. Ajello	Date		FMTC Authorized Signatory
Chairman
			Name:	Jennifer Bennett
By:	/s/ Chester A. Richardson	8/24/12
	Chester A. Richardson	Date	Title:	Senior Vice President
Secretary
			Date:	8/31/2012

SCHEDULES

SCHEDULE A — Administrative Services

The Trustee will provide the recordkeeping and administrative services set forth on this Schedule A, or as otherwise agreed to in writing (or by means of a secure electronic medium) between the Sponsor and the Trustee in accordance with direction procedures established by the Trustee with the written approval of the Sponsor and documented in the Plan Administration Manual.  With regard to Plan specific services, the Trustee shall add services only at the direction of the Sponsor.  With prior written notice to the Sponsor, the Trustee may unilaterally enhance the services previously approved, provided there is no impact on fees set forth in Schedule B; and further provided that if the Sponsor notifies the Trustee in writing that a change to a previously approved service proposed by the Trustee pursuant to this sentence is unacceptable to the Sponsor, such service change shall not be applied.

Administration

(a)                                 Establishment and maintenance of Participant account and election percentages.

(b)                                 Maintenance of the Plan investment options set forth on Schedule C.

(c)                                  Maintenance of the money classifications set forth in the Plan Administration Manual.

Participant Services

(a)                                 Participant service representatives are available each Business Day at the times set forth in the Plan Administration Manual via toll free telephone service for Participant inquiries and transactions.

(b)                                 Through the automated voice response system and on-line account access via the World Wide Web, Participants have virtually 24 hour account inquiry capabilities.  Through on-line account access via the World Wide Web, Participants also have virtually 24 hour transaction capabilities.

(c)                                  For security purposes, all calls are recorded.  In addition, several levels of security are available including the verification of a PIN or such other personal identifier as may be agreed to from time to time by the Sponsor and the Trustee.

(d)                                 The following services are available via the telephone or such other electronic means as may be agreed upon from time to time by the Sponsor and the Trustee:

(i)                                    Process Participant enrollments, in accordance with the procedures set forth in the Plan Administration Manual.

(ii)                                Provide Plan investment option information.

(iii)                            Provide and maintain information and explanations about Plan provisions as set forth in, but not limited to, the Plan Administration Manual.

(iv)                             Respond to requests for literature.

(v)                                 Allow Participants to change their contribution election percentage(s) and establish/change catch-up contributions, if applicable.  Provide updates via EDT for the Sponsor to apply to its payrolls accordingly.

(vi)                             Maintain and process changes to Participants’ contribution allocations for all money sources.

(vii)                         Process exchanges (transfers) between investment options on a daily basis, in accordance with the procedures set forth in the Plan Administration Manual.

(viii)                     Process in-service withdrawals, hardship withdrawals, and full distributions in accordance with the procedures set forth in the Plan Administration Manual.

(ix)                             Consult with Participants on various loan scenarios and process loan requests (including loans for the purchase of a primary residence, if applicable) in accordance with procedures set forth in the Plan Administration Manual.

Plan Accounting

(a)                                 Process consolidated payroll contributions according to the Sponsor’s payroll frequency via EDT or Fidelity Plan Sponsor Webstation®.  The data format will be provided by the Trustee.

(b)                                 Maintain and update employee data necessary to support Plan administration.  The data will be submitted according to payroll frequency.

(c)                                  Provide daily Plan and Participant level accounting for all Plan investment options.

(d)                                 Provide daily Plan and Participant level accounting for all money classifications for the Plan.

(e)                                  Audit and reconcile the Plan and Participant accounts daily.

(f)                                   Reconcile and process Participant withdrawal requests and distributions in accordance with the procedures set forth in the Plan Administration Manual.  All requests are paid based on the current market values of Participants’ accounts, not advanced or estimated values.  A distribution report will accompany each check.

(g)                                 Track individual Participant loans; process loan withdrawals; re-invest loan repayments; and prepare and deliver comprehensive reports to the Sponsor to assist in the administration of Participant loans.

(h)                                 Maintain and process changes to Participants’ deferral percentage and prospective and existing investment mix elections.

Participant Reporting

(a)                                 Provide confirmation to Participants of all Participant initiated transactions either online or via the mail.  Online confirms are generated upon submission of a transaction and mail confirms are available by mail within three to five calendar days of the transaction.

(b)                                 Provide Participant account statements in accordance with the procedures set forth in the Plan Administration Manual.

(c)                                  The Trustee agrees to develop communications/notices that the Sponsor may utilize to assist in complying with its responsibilities set forth under section 2550.404a-5 of DOL Regulations.  The Trustee shall provide details related to such communications/notices as soon as administratively feasible.

(d)                                 Provide Participants with required Code Section 402(f) notification for distributions from the Plan.  This notice advises Participants of the tax consequences of their Plan distributions.

(e)                                  Provide Participants with required Code Section 411(a)(11) notification for distributions from the Plan.  This notice advises Participants of the normal and optional forms of payment of their Plan distributions and of the Plan’s cashout rules.

Plan Reporting

Prepare, reconcile and deliver a monthly Trial Balance Report presenting all money classes and investments.  This report is based on the market value as of the last business day of the month.  The report will be delivered not later than twenty (20) calendar days after the end of each month in the absence of unusual circumstances.

Government Reporting

Process year-end tax reports for Participants — such as Forms 1099-R, as well as financial reporting to assist in the preparation of Form 5500.

Communication & Education Services

(a)                                 Design, produce and distribute a customized comprehensive communications program for employees.  The program may include multimedia informational materials, investment education and planning materials, access to Fidelity’s homepage on the Internet and STAGES magazine.  Additional fees for such services may apply as mutually agreed upon between Sponsor and Trustee.

(b)                                 Provide Portfolio Review an Internet-based educational service for Participants that generates target asset allocations and model portfolios customized to investment options in the Plan based upon methodology provided by Strategic Advisers, Inc., an affiliate of the Trustee.

(c)                                  Where feasible, the Sponsor to provide advanced notification of pending corporate actions including notice and the ability for the Trustee to review Sponsor initiated communications that may include language specific to the services performed by the Trustee.  In all cases, the Sponsor will provide notice to the Trustee of a corporate action within a reasonable time after such corporate action.

Other

(a)                                 Fidelity Plan Sponsor Webstation® (“PSW®”):  The Fidelity Participant Recordkeeping System is available on-line to the Sponsor via the Fidelity Plan Sponsor Webstation®. PSW® is a graphical, Windows-based application that provides current Plan and Participant-level information, including indicative data, account balances, activity and history. The Sponsor agrees that PSW® access will not be granted to third parties without the prior consent of the Trustee.

(b)                                 Change of Address by Telephone:  The Trustee shall allow Participants, as documented in the Plan Administration Manual, to make address changes via Fidelity’s toll-free telephone service.

(c)                                  Roll-In Processing:  The Trustee shall process the qualification of rollover contributions to the Trust.  The Trustee shall accept or deny each rollover based upon the Plan’s written criteria and any written guidelines provided by the Sponsor and documented in the Plan Administration Manual.

Requests that do not meet the specified criteria will be returned to the Participant with further explanation as to why the request cannot be processed. If the Sponsor or the Trustee determine that a request is not a valid rollover, the full amount of the requested rollover will be distributed to the Participant.

(d)                                 Minimum Required Distributions:  Monitor and process minimum required distribution (“MRD”) amounts as follows:  the Trustee will notify the MRD Participant and, upon notification from the MRD Participant, will use the MRD Participant’s information to process their distributions.  If the MRD Participant does not respond to the Trustee’s notification, the Sponsor directs the Trustee to automatically begin the required distributions for the MRD Participant.

(e)                                  Qualified Domestic Relations Order Processing:  The Trustee will provide Qualified Domestic Relations Order support by supplying interested parties with Plan and benefit information, suspending payments upon notification that a domestic relations order has been submitted, and executing all administrative action required by that order after it has been qualified by the Administrator.

(f)                                   Prospectus Delivery:  Participants will receive prospectuses either electronically or in paper form upon request or when making an initial investment in a Mutual Fund.

(g)                                 Participant Disclosure Service:  The Trustee will provide the Participant Disclosure Service, which has been developed by the Trustee to assist the Sponsor in meeting its responsibilities under Department of Labor Regulation §2550.404a-5 (the “Regulation”) to provide certain disclosures to Participants and eligible employees for the Plan under the following terms:

(i)                                    The service consists of (i) the Initial and Annual Notice, (ii) Quarterly Disclosures, (iii) Website Information, and (iv) Additional Information Available Upon Request.

(A)                               The Initial and Annual Notice:  The Trustee will produce a notice in a standard format which will include both plan-related and investment-

related information for the Plan (the “Notice”). The plan-related information in the Notice will be obtained from information on FPRS, Trustee’s billing systems, and any direction that the Trustee receives from the Sponsor in a form and manner acceptable to the Trustee.  For each investment option recordkept on FPRS for the Plan, the investment-related information in the Notice will be obtained from Fidelity Investments in the case of Fidelity mutual funds and from third-party sources, including without limitation Morningstar®, investment managers, trustees, and other service providers, with respect to investment options other than Fidelity mutual funds.  To the extent the investment option is not recordkept on FPRS, or the Trustee does not have or has not timely received data about such investment options on FPRS, the Notice will not include such information.

(B)                               Quarterly Disclosures:  The Trustee will include an itemization of certain fees that are deducted from Participant accounts during the quarter and other required disclosure on Participant account statements, unless the Sponsor requests that such disclosure not appear.

(C)                               Website Information: Through NetBenefits or other Trustee-maintained plan website, the Trustee will provide internet access to a glossary of terms as well as supplemental information for each investment option on FPRS to the extent such information has been received by the Trustee.  If a Participant or eligible employee requests this information in writing, the Trustee will print the content from the website and mail it to them.

(D)                               Additional Information Available Upon Request:  To the extent the Trustee has been provided information that Participants and eligible employees have the right to request under Section 404a-5(d)(4) of the Regulation, it will make such information available on the website and/or mail paper copies to Participants and eligible employees upon their request.

(ii)                                Delivery of Initial and Annual Notices:  Reasonably in advance of a date determined between the Trustee and the Sponsor for the commencement of delivery of Notices under this service, the Trustee will provide the Sponsor with the standard format Notice that has been populated with the Plan’s plan-related and investment-related content for the Sponsor’s review and approval (or deemed approval upon notification).  The Sponsor shall be responsible for ensuring that the Notice is accurate and complete for purposes of the Regulation.  Upon approval or deemed approval, the Notice will be delivered to Participants and eligible employees as described below.

(A)                               Initial Notices will be delivered to all Plan Participants and eligible employees for whom the Trustee has been provided indicative data elements on or about a mutually agreed upon delivery date.  Thereafter, Initial Notices will be delivered to newly eligible employees as soon as administratively feasible upon the Trustee receiving indicative data elements for such individuals.

(B)                               Annual Notices will be delivered to Participants and eligible employees for whom the Trustee has been provided indicative data elements on mutually agreed upon delivery date.

(C)                               The Notice will be continually accessible on NetBenefits or other Trustee-maintained plan website and the plan-related and investment related content will be updated periodically; at a minimum, investment performance will be updated to reflect the most recently completed calendar year.  It shall be the responsibility of the Sponsor to review such updates for completeness and accuracy.

(D)                               The Trustee will deliver approved Notices electronically in a manner that satisfies applicable regulatory guidance in effect at the time of such delivery to Participants and eligible employees for whom the Trustee has been provided valid indicative data elements.  If the Notice cannot be delivered electronically, or if electronic delivery is returned or is undeliverable, a paper copy of the Notice will be mailed to the Participant or eligible employee if the Trustee has been provided with a valid address.

(iii)                            Change Notifications:  Upon the Sponsor’s direction and request in a form and manner acceptable to the Trustee and subject to mutual agreeable terms, the Trustee will produce and deliver to Participants and eligible employees notices to communicate changes as required under the Regulation (a “Change Notification”), which may include changes to the Plan’s investment options, plan rules and/or fees and expenses.

(iv)                             Fees:  There is no additional charge for utilizing the service to create the Plan’s Disclosure Notice, although the Trustee reserves the right to pass through costs to the Sponsor for printing and postage for delivering the Notice as described above.  Fees for Change Notifications may apply and will be determined upon request.

(v)                                 Data Accuracy:  The Trustee is not responsibility for the accuracy of data and information provided by third parties.

HAWAIIAN ELECTRIC INDUSTRIES, INC. AND AMERICAN SAVINGS BANK, F.S.B.	FIDELITY MANAGEMENT TRUST COMPANY

BY: HAWAIIAN ELECTRIC INDUSTRIES, INC. PENSION INVESTMENT COMMITTEE

By:	/s/ James A. Ajello	8/24/12	By:	/s/ Jennifer Bennett
	James A. Ajello	Date	FMTC Authorized Signatory
Chairman
			Name:	Jennifer Bennett

By:	/s/ Chester A. Richardson	8/24/12	Title:	Senior Vice President
	Chester A. Richardson	Date
	Secretary		Date:	8/31/2012

SCHEDULE B — Fee Schedule

Recordkeeping Fee

7 basis points of total Plan assets as of March 31, 2012 shall be pro rated for the calendar year of 2012, subject to the offsets below. Effective January 1, 2013 and for each year thereafter, 7 basis points of total Plan assets as of December 31 of the prior year, billed and payable quarterly, subject to the following offsets:

(a)                                 Offsets for Fidelity investment products:  Balances held and settled in Fidelity investment products in the Plan as of December 31 of the prior year, multiplied by the following rates respectively:

(i)                                    Actively managed (non Class K) Fidelity equity Mutual Funds:  35 basis points per annum;

(ii)                                Actively managed (non Class K) Fidelity Freedom® Funds:  35 basis points per annum;

(iii)                            Actively managed (Class K) Fidelity equity Mutual Funds:  20 basis points per annum;

(iv)                             Actively managed Fidelity Freedom® K Funds:  20 basis points per annum;

(v)                                 Fidelity Enhanced Equity Index Funds:  10 basis points per annum;

(vi)                             Actively managed Fidelity fixed income and money market Mutual Funds, except for certain Fidelity institutional money market Mutual Funds (e.g. FIMM Funds):  20 basis points per annum;

(vii)                         Managed Income Portfolio I:  20 bps per annum;

(viii)                     Actively managed Fidelity and Pyramis commingled pools (excluding stable value commingled pools):  10 basis points per annum.

(b)                                 Offsets for Non-Fidelity investment products:  Balances held in Non-Fidelity investment products in the Plan as of December 31 of the prior year multiplied by the annual rate that the Non-Fidelity investment products vendor has agreed to use to determine payments to FIIOC.

(c)                                  The amount of net float earnings allocated to the Plan during the prior calendar year.

(d)                                 No offsets are available for assets held in BrokerageLink®.

Any remaining balance after the application of the offsets (described above) to the Recordkeeping Fee shall be due and payable to the Trustee.  To the extent the offsets exceed the Recordkeeping Fee due to the Trustee, the resulting amount (“a Revenue Credit”), if any, will be provided in accordance with the Revenue Credit section below.

Loan Fee	Establishment fee of $35.00 per loan account; annual fee of $15.00 per loan account.

Minimum Required Distribution Fee	$25.00 per Participant per distribution year.

Overnight Fee	$25.00 per transaction

In-Service Withdrawal Fee	$25.00 per withdrawal. - WAIVED

Return of Excess Contribution Fee	$25.00 per Participant, one-time charge per calculation and check generation. - WAIVED

Non-Fidelity Mutual Funds Fee

Payments made directly to Fidelity Investments Institutional Operations Company, Inc. (FIIOC) or its affiliates by Non-Fidelity Mutual Fund vendors shall be posted and updated quarterly on Fidelity Plan Sponsor Webstation® at http://psw.fidelity.com or a successor site.

DRO Qualification Fee

This service will commence only after Fidelity receives the Service Authorization Agreement executed by a legally authorized representative of the Sponsor.  The “standard” order review fees are as follows:  $300 for the review of unaltered orders generated via Fidelity’s QDRO Center website, or $1,200 for the review of orders not generated via Fidelity’s QDRO Center website, or for orders generated via Fidelity’s QDRO Center website but then subsequently altered.  A “standard” DRO is an order that references one defined contribution plan only.  The fees for “complex” orders are as follows:  $900 for the review of unaltered orders generated via Fidelity’s QDRO Center website, or $1,800 for the review of orders not generated via Fidelity’s QDRO Center website, or for orders generated via Fidelity’s QDRO Center website but then subsequently altered.  A “complex” order is an order that references a defined benefit plan or multiple plans (defined benefit and/or defined contribution, in any combination).  Any revisions to these fees will be reflected in an updated Service Authorization Agreement for the DRO qualification service which will be provided by the Trustee to the Sponsor for execution.

Dividend Pass-Through Fee	$8,000.00 per year per Plan, payable pro rata quarterly - WAIVED
$6.00 for each dividend check that is cut
$3 for each Electronic Funds Transfer wire

This fee is based on the following assumptions, in addition to those set forth in the Note paragraph below:

(a)                                 Dividends will be distributed quarterly

(b)                                 The default option for receiving dividends will be reinvestment into the Stock Fund.

Other Fees

Separate charges may apply for optional non-discrimination testing, extraordinary expenses resulting from large numbers of simultaneous manual transactions, from errors not caused by the Trustee, reports not contemplated in this Agreement, corporate actions, audit support in excess of the standard 35 hours per annum and customary hours allotted for the annual financial statement audit, or the provision of communications materials in hard copy which are also accessible to participants via electronic services in the event that the provision of such material in hard copy would result in an additional expense deemed to be material.  The Administrator may withdraw reasonable administrative fees from the Trust by written direction to the Trustee.

Stock Administration Fee

To the extent that assets are invested in Sponsor Stock, 0.10% of such assets in the Trust payable pro rata quarterly on the basis of such assets as of the calendar quarter’s last valuation date, but no less than $10,000.00 nor more than $35,000.00 per year per Plan.

Commissions

Fidelity Capital Markets shall be entitled to remuneration in an amount of no more than $.01 commission on each share of Sponsor Stock.  Any increase in such remuneration may be made only by a signed agreement between the Sponsor and the Trustee.

Note

These fees are based on the Plan characteristics, asset configuration, net cash flow, fund selection and number of Participants existing as of the date of this Agreement.  In the event that one or more of these factors changes significantly, fees may be subject to change after discussion and mutual agreement of the parties.  Significant changes in the legal and regulatory environment could also prompt discussion and potential fee changes.

Revenue Credit

For the period of January 1, 2012 through March 31, 2012, the Trustee made a one-time payment in the amount of $18,750 which was spread pro rata across each Plan governed by this Agreement based on each Plan’s assets as of the prior month end (the “Revenue Credit Account”).  Effective April 1, 2012, the Trustee shall make a payment in the amount of the Revenue Credit calculated annually by Plan to a suspense account in each Plan (the “Revenue Credit Account”) under the following terms:

(a)                                 Funding:  The Trustee shall fund quarterly in arrears the pro rata portion of the annual Revenue Credit as soon as administratively feasible (generally within 15 Business Days) after the quarterly invoice has been issued and sent.

(b)                                 Investment: The Revenue Credit Account shall be invested in the fund specified for such purpose on Schedule C.

(c)                                  Application of Account:  The Administrator or Named Fiduciary may direct the Trustee to use amounts held in the Revenue Credit Account to reimburse the Sponsor for reasonable fees and expenses associated with services necessary to the operation of the Plan, or pay such vendors, including the Trustee or third parties, directly.  Effective October 1, 2012, amounts unused for expenses may be allocated to participant accounts in accordance with this section, provided that such allocation shall not occur more frequently than quarterly.  Procedures attached as Schedule B-1, as it may be amended from time to time, shall govern payment of third parties as well as any allocation to participant accounts.

(d)                                 Directions:  The Administrator or Named Fiduciary shall provide direction to the Trustee when it wishes to use amounts held in the Revenue Credit Account for the payment of Plan expenses or allocation to participants.  In providing any direction to pay expenses or to allocate amounts to participant accounts, the Administrator or Named Fiduciary shall have concluded that the payments or allocations are permissible under the Plan and meet the requirements of applicable laws, including ERISA and the Code.

(e)                                  To the extent any Revenue Credits are deemed to be attributable to investments in Fidelity Mutual Funds that have adopted a plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 (“1940 Act”) at the time such Revenue Credits are made, such Revenue Credits shall be made available pursuant to such plan (“12b-1 Payments”), and the following conditions shall apply:

(i)                                    The obligation to make 12b-1 Payments shall continue in effect for one year from the Effective Date of this amendment, and shall continue for successive annual periods only upon at least annual approval by a vote of the majority of the Trustees for each of those Fidelity Mutual Funds that have adopted such plans, including a majority of those Trustees that are not “interested persons” (as defined in the 1940 Act) of such Mutual Funds and who have no direct or indirect financial interest in the operation of the plan or any agreement related thereto (“Qualified Trustees”).

(ii)                                Notwithstanding any provision hereof to the contrary, the obligation to make these 12b-1 Payments with respect to any plan may be terminated without penalty at any time, upon either a vote of a majority of the Qualified Trustees, or upon a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the applicable Fidelity Mutual Fund to terminate or not continue the plan for the applicable Fidelity Mutual Fund.

(iii)                            Upon assignment of this Agreement, the obligation to make 12b-1 Payments shall automatically terminate.

Performance Payments

(a)                                 Performance Payments Terms:  The Trustee shall make payments to a Performance Account, as defined below, in the event that the Trustee fails to meet performance standards set forth in Schedule F in accordance with the following terms (“Performance Payments”):

(i)                                    Fees for Fidelity-provided Services:  Performance Payments shall be first used to offset any cost of services provided by the Trustee to the Plan that would otherwise be payable pursuant to this Agreement, as it may be amended from time to time, (“Fees”) and that are initially billed at the time that the Performance Payments are assessed.  Outstanding due and payable Fees will not be offset when Performance Payments are assessed; however, the Trustee reserves the right to offset such Fees with amounts from the Performance Account as defined below.  If there is more than one Plan for which Performance Payments are made, the amounts for each Plan will be held and accounted for in separate Performance Accounts.

(ii)                                Performance Account:  If no Fees are to be initially billed at the time that

Performance Payments are assessed, then the Performance Payments shall be credited to a suspense account in the Plan to be used to defray reasonable Plan expenses (the “Performance Account”) that shall be maintained by the Trustee.  Amounts credited to the Performance Account shall be invested in the Fidelity Money Market Trust Retirement Money Market Portfolio.

(iii)                            Application of the Performance Account:  Amounts held in the Performance Account shall be used as described in this subsection (a)(iii), and shall be subject to all the provisions of this  “Performance  Payments” section, and upon receipt of proper directions consistent with subsection (a)(iv) from the Administrator or Named Fiduciary, amounts held in the Performance Account shall be used, as follows:

(A)                               Fees for Services:  The Administrator or Named Fiduciary may direct the Trustee to debit the Plan’s Performance Account for the payment of outstanding amounts owed to the Trustee for services provided to the Plan.

(B)                               Payment to Sponsor:  The Administrator or Named Fiduciary may direct the Trustee to debit the Plan’s Performance Account and use such amounts to reimburse the Sponsor for expenses incurred by the Sponsor on behalf of the Plan within the prior 12 months.  For purposes of this “Performance Payments” section, an expense is incurred as of the date of the invoice, or if earlier the date on which the Sponsor paid for the service.

(C)                               Payments to Third Parties:  Nothing in this subsection (a)(iii) shall obligate the Trustee to make payments to any entity other than the Sponsor under the terms hereof.  Notwithstanding the foregoing, subject to the Trustee approval, the Administrator or Named Fiduciary may request and the Trustee may agree to pay third party vendor invoices subject to the terms of the Performance Account Procedures herein, and in accordance with separate letter of direction from the Administrator or Named Fiduciary to the Trustee.

(D)                               No Allocation to Participant Accounts:  Amounts held in the Performance Account may not be allocated to participant accounts.

(E)                               Termination of Agreement: Upon termination of this Agreement, the balance in the Performance Account shall be transferred, in cash, to the successor trustee in accordance with the directions of the Administrator or Named Fiduciary. The Trustee and its affiliates shall have no rights to any amounts in the Performance Account except as specifically provided in this Agreement.

(iv)                             The Administrator or Named Fiduciary shall provide direction to the Trustee when it wishes to use amounts held in the Performance Account for the payment of Plan expenses.  A Letter of Direction with instructions for reimbursement or offset shall include certification from the Administrator or Named Fiduciary, that:  (1)  the Plan allows for payment of such expenses from the Plan and absent the Performance Payments arrangement, the Administrator or Named Fiduciary would pay such expenses from Plan assets; (2) such expenses are reasonable, necessary and direct expenses of such Plan within the meaning of ERISA, and (3) the services for which payment or offset is requested (a) were rendered to the Plan after the Effective Date of this Agreement in which the performance standards outlined in Schedule F are in effect, and/or (b) paid or incurred by the Sponsor on behalf of the Plan within the prior 12 months; and (4) the receipt of such payment does not violate, to the knowledge of the Administrator or Named Fiduciary, any applicable state or federal law (including, without limitation, the prohibited transaction provisions of ERISA or the Code).  Neither the Trustee nor any of its affiliates shall have any responsibility to make or verify any certification provided by the Administrator or Named Fiduciary under this subsection (a)(iv). The Sponsor acknowledges that reasonable, necessary and direct expenses of the Plan shall not include any operating expenses paid by Mutual Fund shareholders generally that are reflected in the net asset values of such Mutual Fund shares held by the Plan.

(v)                                 Any debits or payments pursuant to section (b) shall be limited to the amount of the Performance Account for the Plan at the time the direction is submitted to the Trustee, and shall be subject to the Performance Payment Procedures set forth below in section (b).

(vi)                             A Performance Payment cannot be used to offset, reimburse or pay: (i) expenses that have been deducted from Participant accounts; (ii) expenses that are accrued in the net asset value or mil rate of an investment option; or (iii) fees for Fidelity-provided investment management services.  The Trustee reserves the right to exclude additional expenses and/or services from eligibility for offset or reimbursement from the Performance Account.

(b)                                 Performance Payments Procedures:  The following procedures govern the use of amounts held in the Performance Account to offset the cost of services provided by the Trustee or its affiliate(s), to reimburse the Sponsor for other Plan expenses or to pay third-party invoices at the Administrator’s or Named Fiduciary’s direction.  The Trustee reserves the right to amend the procedures in this section (b). at any time, upon notice to the Sponsor.

(i)                                    If the Administrator or Named Fiduciary has directed the Trustee to use amounts to offset the costs of Fidelity-provided services that are due and payable, the Trustee will apply such amounts, to the extent available, at the time such direction is received.  Any Fees for Fidelity-provided services not offset by Performance Payment amounts will remain due and payable pursuant to ordinary invoice and contract terms.

(ii)                                If the Administrator or Named Fiduciary has directed the Trustee to reimburse amounts from the Performance Account, the Trustee will reimburse the amount directed to the extent available.  If the submitted expenses exceed the balance in the Performance Account, the Trustee will reimburse the Sponsor to the extent of the available balance of the Performance Account.  If additional amounts are credited to the Performance Account, the excess expenses will not be reimbursed to the Sponsor without additional direction from the Administrator or Named Fiduciary to do so.

(iii)                            The Trustee will use amounts held in the Performance Account at the time written direction is received In Good Order.  Such direction shall be provided to the Plan’s relationship or client service manager consistent with established procedures.  The Trustee will promptly notify the Administrator or Named Fiduciary if the Direction is not In Good Order, but it shall be the responsibility of the Administrator or Named Fiduciary to correct and resubmit the required documentation

(iv)                             The Trustee is not responsible for any late charges, interest or penalties that may accrue owing to untimely submission to the Trustee of directions In Good Order.  The Trustee shall use amounts held in the Performance Account to defray such late charges, interest or penalties only if expressly directed to do so.

(v)                                 The Trustee will make payments from the Performance Account to the extent that amounts are available in the account at the time direction and documentation is submitted In Good Order through a General Service Request via Fidelity Plan Sponsor Webstation®.  All inquiries regarding application of any amount in the Performance Account should be directed to your service team.

(vi)                             Fidelity shall maintain the Performance Account balance and shall report any such balance to the Sponsor, upon Sponsor’s request.

HAWAIIAN ELECTRIC INDUSTRIES, INC. AND AMERICAN SAVINGS BANK, F.S.B.			FIDELITY MANAGEMENT TRUST COMPANY

BY: HAWAIIAN ELECTRIC INDUSTRIES, INC. PENSION INVESTMENT COMMITTEE

By:	/s/ James A. Ajello	8/24/12	By:	/s/ Jennifer Bennett
	James A. Ajello	Date	FMTC Authorized Signatory
Chairman
			Name:	Jennifer Bennett

By:	/s/ Chester A. Richardson	8/24/12	Title:	Senior Vice President
	Chester A. Richardson	Date
	Secretary		Date:	8/31/2012

SCHEDULE B-1 - Procedures Governing Revenue Credit Account

The following procedures govern the funding and use of the Revenue Credit Account, including any allocation to participants. The Trustee reserves the right to amend the procedures in this Schedule B-1 at any time, upon notice to the Sponsor.

For purposes of Participant Revenue Credit (“PRC”) allocations only, Eligible Participant means any participant or beneficiary (exclusive of those with Status Codes listed on the separate letter of direction provided by the Named Fiduciary or Administrator to the Trustee) with a balance greater than zero on the business day immediately preceding the Crediting Date (as defined below).  Status Codes describe various populations of participants that can be excluded, at Sponsor direction, from the process to allocate Revenue Credit to participant accounts.

Payment to Third Parties

(a)                                 Upon receipt of payment instructions In Good Order from an authorized signer for the Administrator or Named Fiduciary, the Trustee shall redeem shares or units of investment options held in the Revenue Credit Account necessary to make such payments, and shall issue payment as soon as administratively feasible thereafter (typically within 5 business days).

(b)                                 The Trustee shall have no obligation to process payment instructions that alone, or in aggregate with other instructions issued on the same date or already pending, exceed the amount of the Revenue Credit Account.  The Trustee will promptly notify the Named Fiduciary and/or Administrator if the direction is not In Good Order or if the payment has been returned, but it shall be the responsibility of the party providing the direction to correct and resubmit any requested payment instructions.

(c)                                  The Revenue Credit Account may not be used to offset, reimburse or pay: (i) expenses that have been deducted from participant accounts; or (ii) expenses that are accrued in the net asset value or mil rate of an investment option.

(d)                                 The directing party shall have the sole responsibility to issue timely payment instructions.  The Trustee is not responsible for any late charges, interest or penalties that may accrue owing to untimely submission to the Trustee of directions In Good Order.  The Trustee shall not be responsible for calculating amounts owed for any Plan payment (other than amounts owed to the Trustee or its affiliates) and shall not use amounts held in the Revenue Credit Account to defray amounts requiring calculation (such as late charges, interest or penalties) unless such charges have been calculated and included in a specific amount the Trustee has been directed to pay.

(e)                                  Directions to make payment from the Revenue Credit Account shall be submitted through the Trustee’s internet application for Sponsors.

Payment to the Trustee

The Administrator or Named Fiduciary may direct the Trustee to use Revenue Credits, to the extent available, to pay invoices for the Trustee provided services that are necessary to the operation of the Plan. Any charges for the Trustee provided services not offset by Revenue Credits shall be due and payable pursuant to ordinary invoice and contract terms.

Allocation to Participants

The Trustee shall perform a PRC allocation to Eligible Participant accounts as soon as administratively feasible after receipt of items (1) and (2) below (and in no event no later than 15 calendar days) (the “Crediting Date”), provided such items are received by the Trustee In Good Order.

No more frequently than once per calendar quarter, the Named Fiduciary or Administrator may direct the Trustee to perform a PRC allocation to Eligible Participant accounts; provided, however, that the balance in the Revenue Credit Account, if divided among Eligible Participants, would exceed $1 per participant on average.  In such event, the following process shall apply:

(a)                                 Dollar Amount of PRC:  The Named Fiduciary or Administrator shall submit a service request which shall include the dollar amount elected from the Revenue Credit Account for PRC allocation, provided such election does not exceed the assets held in the Revenue Credit Account.  Such request must be received by the Trustee In Good Order no later than 15 calendar days prior to the Crediting Date.

(b)                                 Division of PRC among Eligible Participant Accounts:  The dollar amount elected from the Revenue Credit Account for a PRC allocation shall be divided among Eligible Participant accounts pro rata based on Eligible Participant account balances, exclusive of outstanding loan balances, as of the business day immediately preceding the Crediting Date.  Such method shall apply to each PRC allocation unless otherwise agreed in writing by the parties no less than 60 calendar days prior to a Crediting Date.

(c)                                  Investment of PRC among Eligible Participant Accounts:  The PRC allocation shall be invested in an Eligible Participant’s account in accordance with the direction provided by the Named Fiduciary or Administrator to the Trustee, In Good Order, via a letter of direction (or such other method of direction acceptable to the Trustee).  Such direction shall apply to each PRC allocation directed by the Named Fiduciary or Administrator, unless the Named Fiduciary or Administrator provides a superseding direction to the Trustee, In Good Order, via a letter of direction (or such other method of direction acceptable to the Trustee) contemporaneously with the Named Fiduciary or Administrator’s submission of a service request described in (1) above.

SCHEDULE C — Investment Options

In accordance with Section 5(b), the Named Fiduciary hereby directs the Trustee that Participants’ individual accounts may be invested in the following investment options:

- Fidelity Diversified International Fund — Class K

- Fidelity Freedom K® 2000 Fund

- Fidelity Freedom K® 2005 Fund

- Fidelity Freedom K® 2010 Fund

- Fidelity Freedom K® 2015 Fund

- Fidelity Freedom K® 2020 Fund

- Fidelity Freedom K® 2025 Fund

- Fidelity Freedom K® 2030 Fund

- Fidelity Freedom K® 2035 Fund

- Fidelity Freedom K® 2040 Fund

- Fidelity Freedom K® 2045 Fund

- Fidelity Freedom K® 2050 Fund

- Fidelity Freedom K® 2055 Fund

- Fidelity Freedom K® Income Fund

- Fidelity Money Market Trust Retirement Money Market Portfolio

- Fidelity Puritan® Fund — Class K

- HEI Common Stock Fund (Available only to the Hawaiian Electric Industries Retirement Savings Plan)

- HEI Common Stock Fund #2 (Available only to the American Savings Bank 401(k) Plan)

- Invesco Van Kampen Comstock Fund Class Y

- Morgan Stanley Institutional International Equity Fund Class I

- Nuveen Mid Cap Growth Opportunities Fund Class I

- PIMCO Total Return Fund Institutional Class

- Spartan® 500 Index Fund — Institutional Class

- Spartan® Extended Market Index Fund — Advantage Class

- Spartan U.S. Bond Index Fund - Institutional Class

- T. Rowe Price Growth Stock Fund

- T. Rowe Price Small-Cap Stock Fund

- Vanguard Total International Stock Index Fund Signal Shares

- Virtus Mid-Cap Value Fund Class I

The Sponsor hereby directs the Trustee to add any additional Fidelity Freedom K® Funds as permissible investment options as they are launched, such funds being available to Participants as of the open of trading on the NYSE on their respective inception dates or as soon thereafter as administratively possible, unless otherwise directed by the Sponsor.

The Named Fiduciary hereby directs that for Plan assets allocated to a Participant’s account, the investment option referred to in Section 5(c) shall be the Fidelity Freedom K® Fund determined according to a methodology selected by the Named Fiduciary and communicated to the Trustee in writing.  In the case of unallocated Plan assets, the termination or reallocation of an investment option, or Plan assets described in Section 5(d)(vi)(B)(5), the Plan’s default investment shall be the Fidelity Money Market Trust Retirement Money Market Portfolio or such other investment option as the Named Fiduciary may designate by letter of direction to the Trustee.

The Sponsor hereby directs the Trustee to update the methodology (i.e., date ranges) as additional Fidelity Freedom K® Funds are launched and added in accordance with the above.  Such updates will be made to the service as soon as administratively feasible following the launch of future Fidelity Freedom K® Funds, unless otherwise directed by the Sponsor.

The Named Fiduciary hereby directs that for assets allocated to the Revenue Credit Account, the investment options referred to in Schedule B shall be the Fidelity Money Market Trust Retirement Money Market Portfolio.

HAWAIIAN ELECTRIC INDUSTRIES,

INC. AND AMERICAN SAVINGS BANK,

F.S.B.

BY:  HAWAIIAN ELECTRIC

INDUSTRIES, INC.

PENSION INVESTMENT COMMITTEE

By:	/s/ James A. Ajello	8/24/12
	James A. Ajello	Date
Chairman

By:	/s/ Chester A. Richardson	8/24/12
	Chester A. Richardson	Date
Secretary

SCHEDULE D — Available Liquidity Procedures for Unitized Stock Fund

The following procedures shall govern sales of the Stock Fund units requested for a day on which Available Liquidity is insufficient:

(a)                                 Loans, withdrawals and distributions will be aggregated and placed first in the hierarchy.  If Available Liquidity is sufficient for the aggregate of such transactions, all such loans, withdrawals and distributions will be honored.  If Available Liquidity is not sufficient for the aggregate of such transactions, then such transactions will be suspended, and no transactions requiring the sale of Stock Fund units shall be honored for that day.

(b)                                 If Available Liquidity has not been exhausted by the aggregate of loans, withdrawals and distributions, then all remaining transactions involving a sale of Stock Fund units (exchanges out) shall be grouped on the basis of when such requests were received, in accordance with standard procedures maintained by the Trustee for such grouping as they may be amended from time to time.  To the extent of Available Liquidity, groups of exchanges out of the Stock Fund units shall be honored, by group, on a FIFO basis.  If Available Liquidity is insufficient to honor all exchanges out within a group, then none of the exchanges out in such group shall be honored, and no exchanges out in a later group shall be honored.

(c)                                  Transactions not honored on a particular day due to insufficient Available Liquidity shall be honored, using the hierarchy specified above, on the next Business Day on which there is Available Liquidity.

SCHEDULE E — Dividend Pass-Through Program Operating Procedures for Processing Dividends

The Sponsor and the Trustee and FIIOC (collectively, “Fidelity”) hereby agree that the dividend pass-through program with respect to the Stock Fund shall be administered in accordance with the following procedures.

Definitions

“Dividend Payable Date” shall mean the business day Fidelity receives funding for the Stock Fund dividends from the Sponsor’s transfer agent.

Procedures

(a)                                 Fidelity shall establish and maintain procedures for Participants who have elected to invest portions of their account balances in the Stock Fund to make and periodically amend elections to reinvest dividends or receive dividend payments from the Stock Fund in cash.  Such procedures shall be provided to the Sponsor for review and approval prior to implementation.  The procedures may be amended from time to time by Fidelity with the prior approval of the Sponsor, such approval not to be unreasonably withheld, or at the reasonable request of the Sponsor.

(b)                                 The Sponsor shall, as soon as practicable prior to each dividend payment on the Sponsor’s common stock held in the Stock Fund, inform Fidelity of the expected dividend dates (record date, ex-dividend date and payment date) and the anticipated amount of the dividend per share.

(c)                                  Fidelity shall determine the amount of dividends attributable to each Participant who is eligible to elect to receive Stock Fund dividends in cash under the terms of the Plan as communicated in writing by the Sponsor to Fidelity, and who is invested in the Stock Fund on the ex-dividend date, as follows: Fidelity shall calculate the dividend per unit in the Stock Fund by dividing the total dividend received for shares held within the Stock Fund by the total number of units of the Stock Fund outstanding on the ex-dividend date.  The amount of dividend attributable to each eligible Participant shall be determined by multiplying the dividend per unit by the number of units held by each eligible Participant on the ex-dividend date.

(d)                                 On the Dividend Payable Date, Depository Trust Company shall wire to Fidelity the funding for the dividends paid to the Plan, on shares of Sponsor Stock held in the Stock Fund.

(e)                                  Fidelity shall issue checks to each Participant for the Participant’s allocated share of dividends paid to the Stock Fund (determined in accordance with Section 3 above) if the Participant (i) holds balances in the Stock Fund on the ex-dividend date and (ii) has elected (and has not rescinded such election in a timely manner) to receive Stock Fund dividends in accordance with the procedures established pursuant to Section 1 above.  If the amount of any dividend is less than $10.00, Participants who do not have electronic funds transfer will be deemed to have elected to reinvest the dividend in the Stock Fund.  Processing of such checks shall begin on the business day following the Dividend Payable Date, and checks shall be issued as promptly as administratively feasible thereafter.

(f)                                   Fidelity shall issue IRS Form 1099-DIV to each Participant who receives dividends in cash no later than January 31 of the year following the year in which the cash dividends were paid to the Participant.

HAWAIIAN ELECTRIC INDUSTRIES, INC. AND

AMERICAN SAVINGS BANK, F.S.B.

BY:  HAWAIIAN ELECTRIC INDUSTRIES, INC.

PENSION INVESTMENT COMMITTEE

By:	/s/ James A. Ajello	8/24/12
	James A. Ajello	Date
Chairman

By:	/s/ Chester A. Richardson	8/24/12
	Chester A. Richardson	Date
Secretary

FIDELITY MANAGEMENT TRUST
COMPANY

By:	/s/ Jennifer Bennett
FMTC Authorized Signatory

Name:	Jennifer Bennett

Title:	Senior Vice President

Date:	8/31/2012

FIDELITY INVESTMENTS

INSTITUTIONAL OPERATIONS
COMPANY, INC.

By:	/s/ Jennifer Bennett
FIIOC Authorized Signatory

Name:	Jennifer Bennett

Title:	Senior Vice President

Date:	8/31/2012

SCHEDULE F — Performance Standards

All measures are reported on a quarterly basis, except where otherwise noted.

Standards that are not met for reasons outside of the Trustee’s control are excluded from any calculation of fees at risk.  Service level agreements will be suspended when unusual market or employer activity leads to unanticipated volume increases (10% above normal volumes).

The Trustee is willing to guarantee our administrative services contractually and place fees at risk in the event we fail to meet our service commitments. We do this using a set of mutually agreed-upon performance standards.

The Trustee developed a set of standards in cooperation with our clients and the consulting community that we trust measures effectively the quality of service we currently deliver, and will continue to deliver, to you and to your employees.

All measures are reported on a quarterly basis, except where otherwise noted.

Category Standard Description	Definition	Performance Standard/Measurement
1. Availability
Call Abandonment Rate

An abandoned call is defined as a call that is disconnected by the caller after the call is transferred to the (Customer Service Associate) representative queue from the Voice Response System (VRS).

Note: Excludes any calls abandoned before 20 seconds

Service Level Requirement: <= 4%

This measurement is calculated as the number of abandoned calls divided by the total number of telephone calls.

Note: Measured at the DC product level.

Fees at Risk: 1%

Voice Response System (VRS)	Availability of the Voice Response System, 24 hours a day, 7 days a week.

Service Level Requirement: 99%

Availability is calculated as a percentage of time per month functions are available excluding reserved maintenance windows and scheduled application update activities.

Note: Measured within the Fidelity firewall and at the DC product level.

Fees at Risk: 1%

Category Standard Description	Definition	Performance Standard/Measurement
Fidelity NetBenefits®	Availability of the NetBenefits® system, 24 hours a day, 7 days a week.

Service Level Requirement: 99%

Availability is calculated as a percentage of time per month functions are available excluding reserved maintenance windows and scheduled application update activities.

Note: Measured within the Fidelity firewall and at the DC product level.

Fees at Risk: 1%

Fidelity Plan Sponsor WebStation® (PSW®)	Availability of the Plan Sponsor WebStation® system, 24 hours a day, 7 days a week.

Service Level Requirement: 99%

Availability is calculated as a percentage of time per month functions are available excluding reserved maintenance windows and scheduled application update activities.

Note: Measured within the Fidelity firewall and at the DC Product level.

Fees at Risk: 1%

Quarterly Online Statements	Availability of online statements on NetBenefits®, 24 hours a day, 7 days a week.

Service Level Requirement: 99%

Availability is calculated as a percentage of time per month functions are available excluding reserved maintenance windows and scheduled application update activities.

Note: Measured within the Fidelity firewall and at the DC product level.

Fees at Risk: 1%

2. Responsiveness
Average Speed to Answer	The average time for a Customer Service Associate to answer calls.

Service Level Requirement: 30 Seconds

Customer Service Associates (CSAs) will answer calls within a 30 second average after the call is transferred to the CSA queue from the VRS.

Note: Measured at the DC product level.

Fees at Risk: 1%

Category Standard Description	Definition	Performance Standard/Measurement
First Call Response Rate (One and Done)	The ability to successfully resolve a customer-stated issue during the customer’s first call. (Note: Reported as a percentage.)

Service Level Requirement: 90%

90% of calls will be closed at first contact.

Note: Fees at risk if performance falls below 85% of calls closed at first contact. Measured at the client level.

Fees at Risk: 1%

Case Management — Work Item Resolution	The percentage of work items resolved within the standard after receipt of necessary information from Employer or third parties. Excludes: Death benefits, check copies, and plan-level requests.

Service Level Requirement:

95% within 5 business days

This measure is calculated as the number of work items reported and resolved within the standard, divided by the total number of participant issues tracked through Fidelity’s work item system within the quarter.

Note: If the number of work items for a specific employer falls below 100 items per quarter, fees at risk will be suspended. Measured at the client level.

Fees at Risk: 1%

Case Management — Work Item Resolution	The percentage of work items resolved within the standard after receipt of necessary information from Employer or third parties. Excludes: Death benefits, check copies, and plan-level requests.

Service Level Requirement:

99% within 10 business days

This measure is calculated as the number of work items reported and resolved within the standard, divided by the total number of participant issues tracked through Fidelity’s work item system within the quarter.

Note: If the number of work items for a specific employer falls below 100 items per quarter, fees at risk will be suspended. Measured at the client level.

Fees at Risk: 1%

Quarterly Hardcopy Statements	Quarterly measurement of the timely mailing of participant-elected hardcopy statements.	Service Level Requirement: 100% of statements mailed by the 20th calendar day after end of reporting period. Note: Measured at the client level. Fees at Risk: 1%

3. Quality/Accuracy
Transaction Processing — Accuracy	Number of processing defects divided by the total number of participant transactions	Service Level Requirement: 99% 99% of participant transactions will be processed without reported errors. Note: Measured at the client level. Fees at Risk: 1%
Quarterly Statements — Accuracy	Number of participant statements without defects divided by the total number of participant statements produced.

Service Level Requirement: 99.9%

99.9% of participant statements will be produced without reported errors.

Note: Measured at the client level. Excludes third-party investment data used by Fidelity as directed.

Fees at Risk: 1%

4. Satisfaction
Participant Satisfaction	Employee satisfaction rating

Service Level Requirement: 80%

80% of respondents will rate their service experience (Satisfaction with phone service experience) in the top two boxes (4/5).
On a scale of 1-5 (Very Satisfied, Somewhat Satisfied, Neither Satisfied nor Dissatisfied, Somewhat Dissatisfied, Very Dissatisfied)

Note: No fees at risk for this measure. Measured at the DC product and client level.

Plan Sponsor Satisfaction — Plan Sponsor Service Model Material Review	Delivery of Plan Sponsor Administration / Fiduciary Support

Service Level Requirement: Annually

Materials will be reviewed at a minimum of once per year.

1. Investment Review

2. Service Review

3. Business Planning

4. Business Plan Scorecard Review

5. Value/Fee Review

6. Plan Administration Review

7. Annual Service Recap Letter

Note: Measured at the client level and reported by the client team.

Fees at Risk: 1%

Service Level Agreement Definitions

Term	Description
Adjustment Methodology

A “Pass/Fail” method will be employed when non-performance triggers an adjustment. Under this method, any measure below the performance standard will trigger full “payment” of the full amount of the percent of the fees assigned to the standard.

For example:

Issue Resolution standard = 90% of work items will be resolved within 5 business days.

If Fees at risk = 1% (example)

When only 89.9% of work items are resolved within 5 business days, this would be determined to be a “Fail” and the full 1% of recordkeeping/administration fees would be credited on a subsequent invoice.

Business Day	Business day is defined as any day that the New York Stock Exchange is open.
Calculation of Adjustment

Failure to perform against standard, (as determined during the quarterly evaluation) will trigger an adjustment against that quarter’s proportion of the annual per participant recordkeeping/administration fees.

Exclusions — Circumstances Beyond Fidelity’s Control	Standards that are not met for reasons outside of Fidelity’s control are excluded from any calculation of fees at risk.
Exclusions — Volatility	Service level agreements will be suspended when unusual market or employer activity leads to unanticipated volume increases (10% above normal volumes).
Operations and Issue Resolution — Minimum Number of Work Items	If the number of work items for a specific client falls below 100 items per quarter, fees at risk will be suspended.
Payment	Payments will be made in accordance with the Performance Payments Procedures in Schedule B.
Reporting	Fidelity will measure standards monthly and report on a quarterly basis by averaging scores.
Weighting & Caps

The weighting of individual performance measures will be determined by dividing the total amount of fees at risk (10%) by the number of performance measurement standards. No individual standard will be weighted more than 1% except in the case that there are fewer than 10 standards.

The sum total of all individual standards will not exceed 10%.